UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Piper Jaffray Companies
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800 Nicollet Mall, Suite 1000
Mail Stop J09SSH
Minneapolis, Minnesota 55402
612 303-6000

April 2, 2015

Dear Shareholders:

You are cordially invited to join us for our 2015 annual meeting of shareholders, which will be held on Wednesday, May 13, 2015, at 2:00 p.m., Central Time, in the Huber Room on the 12th floor of our Minneapolis headquarters in the U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota. The Notice of Annual Meeting of Shareholders and the proxy statement that follow describe the business to be conducted at the meeting.

We are furnishing our proxy materials to you over the Internet, which will reduce our costs and the environmental impact of our annual meeting. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials to you, which contains instructions on how to access our proxy statement and annual report and vote online. The Notice of Availability also contains instructions on how to request a printed set of proxy materials.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote your shares promptly. You may vote your shares using a toll-free telephone number or the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting are contained on the Notice of Availability and the proxy card.

We look forward to seeing you at the annual meeting.

Sincerely,

Andrew S. Duff Chairman and Chief Executive Officer

Notice of Annual Meeting
of Shareholders

May 13, 2015, at 2:00 p.m., local time
The Huber Room in our Minneapolis Headquarters
12th Floor, U.S. Bancorp Center
800 Nicollet Mall, Minneapolis, Minnesota

To the Shareholders of Piper Jaffray Companies:

The 2015 annual meeting of shareholders of Piper Jaffray Companies will be held at our corporate headquarters in Minneapolis, Minnesota on Wednesday, May 13, 2015 at 2:00 p.m., local time, for the following purposes:

    1.
    The election of eight directors, each for a one-year term.

    2.
    Ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Jaffray Companies for the fiscal year ending December 31, 2015.

    3.
    An advisory vote to approve the compensation of the officers disclosed in the attached proxy statement, or "say-on-pay" vote.

    4.
    Approval of an amendment to the Amended and Restated 2003 Annual and Long-Term Incentive Plan and the performance goals and related provisions under the Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

    5.
    Any other business that may properly be considered at the meeting or any adjournment or postponement of the meeting.

In order to vote on the matters brought before the meeting, you may submit your proxy vote by telephone or Internet, as described in the Notice of Internet Availability of Proxy Materials and the following proxy statement, by no later than 11:59 p.m. Eastern Daylight Time on Tuesday, May 12, 2015. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. The envelope is addressed to our vote tabulator, Broadridge Financial Solutions, Inc., and no postage is required if mailed in the United States. Holders of record of the Company's common stock at the close of business on March 18, 2015 are entitled to notice of, and to vote at, the meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be held on May 13, 2015

Our proxy statement and 2014 annual report are available at
www.piperjaffray.com/proxymaterials

By Order of the Board of Directors

John W. Geelan Secretary

April 2, 2015

PROXY STATEMENT

i

PROXY STATEMENT
2015 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 13, 2015

INTRODUCTION

The Board of Directors of Piper Jaffray Companies is soliciting proxies for use at the annual meeting of shareholders to be held on May 13, 2015, and at any adjournment or postponement of the meeting. Notice of Internet Availability of Proxy Materials, which contains instructions on how to access this proxy statement and our annual report online, is first being mailed to shareholders on or about April 2, 2015.

EXECUTIVE SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

Date and Time:	Wednesday, May 13, 2015, at 2:00 p.m., local time
Place:	The Huber Room in our Minneapolis Headquarters 12th Floor, U.S. Bancorp Center 800 Nicollet Mall Minneapolis, Minnesota 55402
Record Date:	March 18, 2015

Voting Matters

The Board of Directors recommends you vote FOR each Director Nominee and FOR the following proposals:

Agenda Item		Page Reference (for more detail)

1.	Election of Directors	5
	The Board of Directors believes the eight nominees as a group have the experience and skills that are necessary to effectively oversee our company.

2.	Ratification of Selection of Independent Auditor	51
	The Audit Committee of our Board of Directors has selected Ernst & Young LLP to serve as our independent auditor for the year ending December 31, 2015.

3.	Advisory (Non-Binding) Vote on Executive Compensation	52
	The Board of Directors is asking shareholders to provide advisory approval of the compensation of the officers disclosed in this proxy statement.

4.	Approval of an Amendment to our Amended and Restated 2003 Annual and Long-Term Incentive Plan.	54

	The Board of Directors is asking shareholders to approve an amendment to the Amended and Restated 2003 Annual and Long-term Incentive Plan that would increase the number of shares authorized for issuance under the Incentive Plan by 1,200,000, and would approve the performance goals and related provisions under the Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

2014 Performance Highlights

In 2014, we achieved significant results for our shareholders, with a return on equity of 8.1% and our highest earnings per share from continuing operations since becoming a publicly traded company. Our 2014 performance highlights include:

  •
  Our return on average common shareholders' equity (referred to in this proxy statement as "return on equity") for the year was 8.1%, which represents a significant increase from 2013's return on equity of 6.2%;

  •
  We achieved earnings per diluted common share from continuing operations (referred to in this proxy statement as "earnings per share") of $3.87, a 43% increase from 2013;

  •
  We generated net revenues of $648.1 million, an increase of 23% from $525.2 million in net revenues in 2013;

  •
  We achieved record advisory services revenues of $186.2 million;

  •
  Our net income from continuing operations applicable to Piper Jaffray Companies (referred to in this proxy statement as "net income from continuing operations") was $63.2 million, which was up 27% from the $49.8 million earned in 2013, and represented our highest level of net income from continuing operations as a public company since our spin-off from U.S. Bancorp in 2003;

  •
  The closing price of a share of our stock on the last trading day of 2014 was $58.09, which represented a 47% increase from the closing price on the last trading day of 2013 and an increase of 188% over the past three years, measuring from the last trading day in 2011; and

  •
  Our total return to shareholders outperformed the entire peer group that we used for compensation purposes in 2014, as measured by Standard & Poor's Capital IQ.

Board Nominees

The Board of Directors has nominated eight directors: our CEO and seven other serving directors. Each of our directors other than our CEO is independent under New York Stock Exchange Rules. The following table provides summary information on each director nominee. For more detail, please see pages 6 through 9 of this proxy statement.

Andrew S. Duff	William R. Fitzgerald	B. Kristine Johnson	Addison L. Piper	Lisa K. Polsky	Philip E. Soran	Scott C. Taylor	Michele Volpi
Chairman and CEO of Piper Jaffray Companies	Chairman and CEO of Ascent Capital Group	President of Affinity Capital Management	Former Chairman and CEO of Piper Jaffray Companies	Executive Vice President and Chief Risk Officer of CIT Group	Former President, CEO and Director of Compellent Technologies	Executive Vice President and General Counsel of Symantec	CEO of Betafence
		Chair Nominating and Governance; Lead Director		Chair Audit			Chair Compensation

2014 Compensation Highlights

In 2014, our executive compensation program retained all of the core elements of our 2013 program, including annual incentives based on the achievement of a measure of pre-tax operating income and the grant of a long-term incentive component in the form of performance share units ("PSUs") that will be earned and vest based on our total and relative shareholder return. The most significant actions taken during 2014 by the Board's Compensation Committee include:

  •
  Base Salaries: The base salaries of our named executive officers remained unchanged in 2014.

  •
  Annual Incentive Compensation: Due to our strong performance in 2014, which saw continued improvements to our return on equity, earnings per share, and revenues, annual incentives paid to our CEO, CFO and three other highest-paid executive officers increased in 2014. Our CEO's annual incentive compensation based on 2014 performance was $4,862,000, resulting in a 49% increase in his combined base salary and annual incentive compensation from 2013. The annual incentive compensation for our other named executive officers ranged from $1,648,000 to $4,075,000, resulting in increases in combined base salary and annual incentive compensation of between 19% and 70% compared to 2013.

  •
  Long-Term Incentive Compensation: We made grants of long-term incentive awards to our named executive officers in the form of PSUs that will be earned only if our total shareholder return measured on an absolute and relative basis compared to our peer group over a 36-month period meets certain criteria that we believe represents strong company performance. The grant date fair values of all PSU awards made in 2014 were flat as compared to 2013. Our CEO's and CFO's PSU awards during 2014 had a value of $600,000 and $300,000, respectively, and our other named executive officers received PSU awards of $200,000.

  •
  Clawback Policy: Consistent with our continuous focus on good governance and pay practices, during 2014 we adopted a clawback policy applicable to incentive compensation paid to our executive officers.

ITEM 1—ELECTION OF DIRECTORS

2015 Nominees for Director

The number of directors currently serving on our Board of Directors is eight. Upon the recommendation of the Nominating and Governance Committee, the Board has nominated these eight current members of the Board for election at the 2015 annual meeting. These individuals are Andrew S. Duff, William R. Fitzgerald, B. Kristine Johnson, Addison L. Piper, Lisa K. Polsky, Philip E. Soran, Scott C. Taylor and Michele Volpi. Each of these individuals will be a candidate for election to the Board to serve until our 2016 annual meeting of shareholders or until his or her successor is elected and qualified. Each of the nominees has agreed to serve as a director if elected. The eight nominees receiving a plurality of the votes cast at the meeting in person or by proxy will be elected. Proxies may not be voted for more than eight directors. If, for any reason, any nominee becomes unable to serve before the annual meeting occurs, the persons named as proxies may vote your shares for a substitute nominee selected by our Board of Directors.

The Board of Directors recommends a vote FOR the election of the eight director nominees. Proxies will be voted FOR the election of the eight nominees unless otherwise specified.

The biographies of each of the nominees below includes information regarding the person's service as a director, work experience, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and our Board of Directors to determine that the person should serve as a director. Each nominee brings unique capabilities to the Board. The Board believes the nominees as a group have the experience and skills in areas such as senior level management, corporate governance, leadership development, investment banking, asset management, finance and risk management that are necessary to effectively oversee our company. In addition, the Board believes that each of our directors possesses high standards of ethics, integrity and professionalism, sound judgment, community leadership and a commitment to representing the long-term interests of our shareholders.

Director	Principal Occupation, Other Directorships and Qualifications	Age	Director Since
Andrew S. Duff	Mr. Duff has served as chairman and chief executive officer of Piper Jaffray Companies since December 31, 2003. Mr. Duff became chairman and chief executive officer following completion of our spin-off from U.S. Bancorp on December 31, 2003. He has served as chairman of our broker-dealer subsidiary since 2003 and as chief executive officer of our broker-dealer subsidiary since 2000.

Qualifications: Mr. Duff has more than 30 years of experience in the capital markets industry with Piper Jaffray, and has been our chairman and chief executive officer since our spin-off from U.S. Bancorp in 2003. The Board believes he has the knowledge of our company and its business necessary to help formulate and execute our business plans and growth strategies.

		57	2003
William R. Fitzgerald
Mr. Fitzgerald has been the chairman and chief executive officer of Ascent Capital Group, Inc. since August 2000. Ascent Capital Group (formerly known as Ascent Media Group) is a NASDAQ-listed publicly traded holding company whose current business operations are conducted through its wholly owned subsidiary, Monitronics, Inc., which offers business and home security alarm monitoring services. In addition, Mr. Fitzgerald previously served as senior vice president of Liberty Media Corporation from July 2000 to December 2012. Mr. Fitzgerald served as executive vice president and chief operating officer for AT&T Broadband (formerly known as Tele-Communications, Inc.) from 1998 to 2000, and as executive vice president, corporate development of TCI Communications, Inc., a wholly-owned subsidiary of Tele-Communications, from 1996 to 1998. Mr. Fitzgerald was previously an investment banking partner with Daniels and Associates (now RBC Capital Markets), and he began his career as a commercial banker at The First National Bank of Chicago. Mr. Fitzgerald served as a director of Expedia, Inc. from March 2006 to December 2012, and as a director of TripAdvisor, Inc. from December 2011 to February 2013.

Qualifications: Mr. Fitzgerald brings to our Board significant management experience from his more than 30 years in the media and telecommunications industries, including his current role as chairman and chief executive officer of Ascent Capital Group. In addition, Mr. Fitzgerald's experience as a public company director provides valuable experience to our management and to the Board.

Committees: Compensation; Nominating & Governance.

		57	2014

Director	Principal Occupation, Other Directorships and Qualifications	Age	Director Since
B. Kristine Johnson	Ms. Johnson has been president of Affinity Capital Management, a Minneapolis-based venture capital firm that invests primarily in seed and early-stage health care companies in the United States, since 2000. Ms. Johnson previously was employed for 17 years at Medtronic, Inc., a leading medical device manufacturer, serving most recently as senior vice president and chief administrative officer. Ms. Johnson currently serves on the board of directors for The Spectranetics Corporation, a medical device company.

Qualifications: Ms. Johnson has extensive experience in both the health care industry and the venture capital business, with the health care industry being one of the primary areas of focus of our investment banking business. Her deep ties to the health care industry and the venture capital business provide the Board with valuable insights and knowledge, both from a client and public company perspective.

Committees: Chair of Nominating and Governance, and also serves as our lead director.

		63	2003
Addison L. Piper
Mr. Piper worked for Piper Jaffray from 1969 through 2006, serving as chief executive officer from 1983 to 2000 and as chairman from 1988 to 2003. He also served as vice chairman of Piper Jaffray Companies following the completion of our spin-off from U.S. Bancorp, and retired from that role effective at the end of 2006. From 1998 through August 2006, Mr. Piper had responsibility for our venture and private capital fund activities. During his earlier career with Piper Jaffray, he served as assistant equity syndicate manager, director of securities trading, and director of sales and marketing. Mr. Piper served as a member of the board of directors of Renaissance Learning, a provider of computer-based assessment technology and school improvement programs, from 2001 until October 2011.

Qualifications: Mr. Piper has been a part of our company since 1969, serving in many roles, including chief executive officer. His experience with the company provides deep institutional knowledge as well as a comprehensive understanding of the financial services industry.

		68	2003

Director	Principal Occupation, Other Directorships and Qualifications	Age	Director Since
Lisa K. Polsky	Ms. Polsky has been executive vice president and chief risk officer of CIT Group, Inc., a bank holding company that focuses on small business and middle market lending and financing, since May 2010. Prior to joining CIT Group, Ms. Polsky worked at Jane Street Capital, LLC, a New York-based quantitative proprietary trading firm, from February 2009 until May 2010. Ms. Polsky also served as managing director, head of client financing services and head of leveraged client channel with Merrill Lynch & Co., Inc., and as managing director, chief risk officer, head of risk policy, chief derivative strategist and head of product development at Morgan Stanley DW Inc.

Qualifications: Ms. Polsky has extensive experience in the financial services industry, having served as a managing director at both Morgan Stanley and Merrill Lynch. Ms. Polsky's role as chief risk officer of CIT Group, a position she previously held at Morgan Stanley, provides valuable experience and insights relating to risk management, an important discipline for a securities firm such as our company.

Committees: Chair of Audit.

		58	2007
Philip E. Soran
Mr. Soran served as president, chief executive officer and a director of Compellent Technologies, Inc., a Minnesota-based publicly traded company which he co-founded in March 2002, until its acquisition by Dell Inc. in February 2011. Following the acquisition, he served as the president of Dell Compellent from February 2011 to March 2012. From July 1995 to August 2001, Mr. Soran served as president, chief executive officer and a member of the board of directors of Xiotech, which Mr. Soran co-founded in July 1995. Xiotech was acquired by Seagate in January 2000. Mr. Soran currently serves on the board of directors for Hutchinson Technology, Inc., a technology manufacturer, and SPS Commerce, Inc., a provider of on-demand supply chain management solutions.

Qualifications: Mr. Soran's experience founding and building technology companies provides strategic guidance to the Board and management, and his experience in the technology industry is valuable to the company as it is a focus area for our investment banking business. He also has extensive management experience as a chief executive officer of a publicly traded company of a similar size to our company. Mr. Soran's perspectives as a board member of two other publicly traded companies also provide valuable insights to the Board.

Committees: Audit; Nominating & Governance.

		58	2013

Director	Principal Occupation, Other Directorships and Qualifications	Age	Director Since
Scott C. Taylor	Mr. Taylor serves as Executive Vice President and General Counsel for Symantec Corporation, a NASDAQ-listed information security solutions company, a position he has held since August 2008. Mr. Taylor's prior work experience includes positions as vice president and general counsel of Phoenix Technologies Ltd. and Narus, Inc. Prior to that, Mr. Taylor was an attorney at Pillsbury Madison and Sutro LLP (now Pillsbury Winthrop Shaw Pittman LLP). Mr. Taylor previously served on the board of directors of VirnetX Holding Corporation, a patent owner and lessor primarily focused on securing real-time communications over the Internet, from February 2008 until May 2014.

Qualifications: Mr. Taylor brings to the Board significant public company legal and governance expertise developed through his experience as general counsel of two publicly traded companies. In addition, his significant executive experience at leading technology companies provides Mr. Taylor with strong knowledge of the technology industry, which is an area of focus for our investment banking business.

Committees: Audit; Compensation.

		50	2014
Michele Volpi
Mr. Volpi has served as the chief executive officer of Betafence, a global provider of fencing solutions located in Belgium, since October 2011. Prior to joining Betafence, Mr. Volpi served as the president and chief executive officer and as a director of H.B. Fuller Company from December 2006 to November 2010. H.B. Fuller and its subsidiaries manufacture and market adhesives and specialty chemical products worldwide. Mr. Volpi currently serves as a member of the board of directors of Saipem, S.p.A.

Qualifications: Mr. Volpi has significant management experience, including from his current position of chief executive officer of Betafence and his previous role as the president and chief executive officer and a director of H.B. Fuller Company. Mr. Volpi's extensive management experience, including his experience as a chief executive officer of a publicly traded company, provides valuable perspective, insight, and strategic guidance to our management and to the Board.

Committees: Chair of Compensation.

		51	2010

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Compensation, and Nominating and Governance. Each of the standing committees has adopted and operates under a written charter, and, annually in November, each committee reviews its charter, performs a self-evaluation and establishes a plan for committee activity for the upcoming year. The committee charters are all available on the Investor Relations page of our website at www.piperjaffray.com, together with our Corporate Governance Principles, Director Independence Standards, Director Nominee Selection Policy, Procedures for Contacting the Board of Directors, Codes of Ethics and Business Conduct, and Complaint Procedures Regarding Accounting and Auditing Matters.

Codes of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct applicable to our employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and other employees performing similar functions, and a separate Code of Ethics and Business Conduct applicable to our directors. Directors who also serve as officers of Piper Jaffray must comply with both codes. Both codes are available on the Investor Relations page of our website at www.piperjaffray.com. We will post on our website at www.piperjaffray.com or file a Form 8-K with the Securities and Exchange Commission disclosing any amendment to, or waiver from, a provision of either of our Codes of Ethics and Business Conduct within four business days following the date of such amendment or waiver.

Director Independence

Under applicable rules of the New York Stock Exchange, a majority of the members of our Board of Directors must be independent, and no director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with Piper Jaffray. To assist the Board with these determinations, the Board has adopted Director Independence Standards, which are available on the Investor Relations page of our website at www.piperjaffray.com.

The Board has affirmatively determined, in accordance with our Director Independence Standards, that none of our non-employee directors has a material relationship with Piper Jaffray and that each of them is independent. When determining the independence of our independent directors, the Board considered the following types of transactions or arrangements: (i) with respect to Ms. Johnson and Mr. Taylor, the Board considered immaterial commercial relationships involving Piper Jaffray and the director's primary business affiliation (and, in the case of Ms. Johnson, portfolio companies of her primary business affiliation that engaged the company to provide services in the ordinary course of business); (ii) with respect to Mr. Piper, the Board considered an immaterial relationship arising solely because an immediate family member is an employee of another company that provides services to the company; (iii) with respect to Messrs. Piper and Taylor and Ms. Johnson, the Board considered immaterial relationships between Piper Jaffray and charitable foundations or other non-profit organizations with which each of those directors is associated (i.e., less than $1,500 in each case); (iv) with respect to Ms. Johnson, the Board considered a relationship arising solely from her position as a director of another company that was provided services by Piper Jaffray; and (v) with respect to Ms. Johnson, the Board considered her investment in one of our investment funds on substantially the same terms as similarly situated investors. All of these relationships are deemed to be immaterial under our Director Independence Standards.

Mr. Duff cannot be considered an independent director under New York Stock Exchange corporate governance rules because he is employed as our chief executive officer.

Board Leadership Structure and Lead Director

Since our spin-off from U.S. Bancorp, Mr. Duff has served in the combined roles of chairman and chief executive officer. Since 2006, the Board has appointed a lead director of the Board. Ms. Johnson currently serves as the lead director. The lead director has the following duties and responsibilities, as described in our Corporate Governance Principles:

  •
  presides at all meetings of the Board at which the chairman is not present, including executive sessions of the independent directors, and coordinates the agenda for and moderates these executive sessions;

  •
  serves formally as a liaison between the chief executive officer and the independent directors;

  •
  monitors Board meeting schedules and agendas to ensure that appropriate matters are covered and that there is sufficient time for discussion of all agenda items;

  •
  monitors information sent to the Board and advises the chairman as to the quality, quantity and timeliness of the flow of information;

  •
  has authority to call meetings of the independent directors; and

  •
  if requested by major shareholders, makes herself available for consultation and direct communication.

We believe that Mr. Duff's combined service as chairman and chief executive officer creates unified leadership for the Board and the company, with one cohesive vision for our organization. This leadership structure, which is common among U.S.-based publicly traded companies, demonstrates to our clients, employees and shareholders that the company is under strong leadership. As chairman and chief executive officer, Mr. Duff helps shape the strategy ultimately set by the entire Board and also leverages his operational experience to balance growth and risk management. We believe the oversight provided by the Board's independent directors, the work of the Board's committees described below and the coordination between the chief executive officer and the independent directors conducted by the lead director help provide effective oversight of our company's strategic plans and operations. We believe having one person serve as chairman and chief executive officer is in the best interests of our company and our shareholders at this time.

Board Involvement in Risk Oversight

The company's management is responsible for defining the various risks facing the company, formulating risk management policies and procedures, and managing the company's risk exposures on a day-to-day basis. The Board's responsibility is to monitor the company's risk management processes by informing itself concerning the company's material risks and evaluating whether management has reasonable controls in place to address the material risks; the Board is not responsible, however, for defining or managing the company's various risks. The Audit Committee of the Board of Directors is primarily responsible for monitoring management's responsibility in the area of risk oversight, and risk management is a factor the Board and the Nominating and Governance Committee consider when determining which directors serve on the Audit Committee. Accordingly, management regularly reported to the Audit Committee on risk management during 2014. The Audit Committee, in turn, reports on the matters discussed at the committee level to the full Board. The Audit Committee and the full Board focus on the material risks facing the company, including market, credit, liquidity, legal, regulatory, and operational risks, to assess whether management has reasonable controls in place to address these risks. In addition, the Compensation Committee is charged with reviewing and discussing with management whether the company's compensation arrangements are consistent with effective controls and sound risk management. The Board believes this division of responsibilities provides an effective and efficient approach for addressing risk management.

Meetings of the Outside Directors

At both the Board and committee levels, our non-employee directors meet regularly in executive sessions in which Mr. Duff and other members of management do not participate. Ms. Johnson, our lead director, serves as the presiding director at executive sessions of the Board, and the chairperson of each committee serves as the presiding director at executive sessions of that committee. Our independent directors meet in executive session regularly without Mr. Duff, the only non-independent director under New York Stock Exchange rules.

Committees of the Board

We have three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The table below shows the current membership of these committees:

  Audit Committee

The Audit Committee's purpose is to oversee the integrity of our financial statements, the independent auditor's qualifications and independence, the performance of our internal audit function and independent auditor, and compliance with legal and regulatory requirements. The Audit Committee has sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. In connection with the Audit Committee's determination of whether to retain the independent auditor or engage another firm as our independent auditor, the Audit Committee annually reviews the independent auditor's performance and independence, taking into consideration the independent auditor's provision of any permissible non-audit services and the related fees received for such services, as further described below in the section titled "Audit Committee Report and Payment of Fees to our Independent Auditor—Auditor Fees." In addition, as discussed above, the Audit Committee is primarily responsible for monitoring management's responsibility in the area of risk oversight. The Audit Committee also meets with management and the independent auditor to review and discuss the annual audited and quarterly unaudited financial statements, reviews the integrity of our accounting and financial reporting processes and audits of our financial statements, and prepares the Audit Committee Report included in the proxy statement.

The responsibilities of the Audit Committee are more fully described in the Committee's charter. The Audit Committee met nine times during 2014. The Board has determined that all members of the Audit Committee are independent (as that term is defined in the applicable New York Stock Exchange rules and in regulations of the Securities and Exchange Commission), that all members are financially literate and have the accounting or related financial expertise required by the New York Stock Exchange rules, and that Ms. Polsky is an "audit committee financial expert" as defined by regulations of the Securities and Exchange Commission.

  Compensation Committee

The Compensation Committee discharges the Board's responsibilities relating to compensation of the executive officers and ensures that our compensation and employee benefit programs are aligned with our compensation and benefits philosophy. These responsibilities also include reviewing and discussing with management whether the company's compensation arrangements are consistent with effective controls and sound risk management. The Committee has full discretion to determine the amount of compensation to be paid to the executive officers. The Committee also has sole authority to evaluate the chief executive officer's performance and determine the compensation of the chief executive officer based on this evaluation. The Committee is responsible for recommending stock ownership guidelines for the executive officers and directors, for recommending the compensation and benefits to be provided to our non-employee directors, for reviewing and approving the establishment of broad-based incentive compensation, equity-based, retirement or other material employee benefit plans, and for discharging any duties under the terms of these plans.

The Committee has delegated authority to our chief executive officer under our Amended and Restated 2003 Annual and Long-Term Incentive Plan (the "Incentive Plan") to allocate awards to employees (other than our executive officers) in connection with our annual restricted stock grants made in the first quarter of each year (as part of the payment of incentive compensation for the preceding year). Under this delegated authority, the Committee approves the aggregate amount of equity to be awarded to all employees other than executive officers, and the chief executive officer approves the award recipients and specific amount of equity to be granted to each recipient. All other terms of the awards are determined by the Committee. The Committee also has delegated authority to the chief executive officer to grant restricted stock awards to employees other than executive officers in connection with recruiting and retention. This delegation permits the chief executive officer to determine the recipient of the award as well the amount of the award, subject to an annual share limitation set by the Committee each year. All awards granted pursuant to this delegated authority must be made in accordance with our equity grant timing policy described below in "Compensation Discussion and Analysis—Compensation Policies—Equity Grant Timing Policy." All other terms of the awards are determined by the Committee.

The work of the Committee is supported by our human capital department, primarily through our head of human capital, as well as by our finance department, primarily through our chief financial officer. These personnel work closely with the chief executive officer and, as appropriate, the general counsel and assistant general counsel, to prepare and present information and recommendations for review and consideration by the Committee, as described below under "Compensation Discussion and Analysis—Setting Compensation—Involvement of Executive Officers."

The Compensation Committee has engaged an independent outside compensation consultant, Frederic W. Cook & Co., to provide strategic planning, market context, and general advice to the Committee with respect to executive compensation, as described below under "Compensation Discussion and Analysis—Setting Compensation—Compensation Consultant."

The Compensation Committee reviews and discusses with management the disclosures regarding executive compensation to be included in our annual proxy statement, and recommends to the Board inclusion of the Compensation Discussion and Analysis in our annual proxy statement. The responsibilities of the Compensation Committee are more fully described in the Committee's charter. For more information regarding the Committee's process in setting compensation, please see "Compensation Discussion and Analysis—Setting Compensation" below. The Compensation Committee met six times during 2014. The Board has determined that all members of the Compensation Committee are independent (as that term is defined in applicable New York Stock Exchange rules).

  Nominating and Governance Committee

The Nominating and Governance Committee identifies and recommends individuals qualified to become members of the Board of Directors and recommends to the Board sound corporate governance principles and practices for Piper Jaffray. In particular, the Committee assesses the independence of our Board members, identifies and evaluates candidates for nomination as directors, responds to director nominations submitted by shareholders, recommends the slate of director nominees for election at the annual meeting of shareholders and candidates to fill vacancies between annual meetings, recommends qualified members of the Board for membership on committees, oversees the director orientation and continuing education programs, reviews the Board's committee structure, reviews and assesses the adequacy of our Corporate Governance Principles, and oversees the annual evaluation process for the chief executive officer, the Board, and Board committees. The Nominating and Governance Committee also oversees administration of our related person transaction policy and reviews the transactions submitted to it pursuant to such policy. The responsibilities of the Nominating and Governance Committee are more fully described in the Committee's charter. The Nominating and Governance Committee met six times during 2014. The Board has determined that all members of the Nominating and Governance Committee are independent (as that term is defined in applicable New York Stock Exchange rules).

Meeting Attendance

Our Corporate Governance Principles provide that our directors are expected to attend meetings of the Board and of the committees on which they serve, as well as our annual meeting of shareholders. Our Board of Directors held seven meetings during 2014. Each of our directors attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served during 2014, with the directors collectively attending 93.8% of the meetings of the Board of Directors and the committees on which they served during the year. All of our directors attended our 2014 annual meeting of shareholders.

Procedures for Contacting the Board of Directors

The Board has established a process for shareholders and other interested parties to send written communications to the Board or to individual directors. Such communications should be sent by U.S. mail to the attention of the Office of the Secretary, Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Mail Stop J09SSH, Minneapolis, Minnesota 55402. Communications regarding accounting and auditing matters will be handled in accordance with our Complaint Procedures Regarding Accounting and Auditing Matters. Other communications will be collected by the secretary of the company and delivered, in the form received, to the lead director or, if so addressed, to a specified director.

Procedures for Selecting and Nominating Director Candidates

The Nominating and Governance Committee will consider director candidates recommended by shareholders and has adopted a policy that contemplates shareholders recommending and nominating director candidates. A shareholder who wishes to recommend a director candidate for nomination by the Board at the annual meeting of shareholders or for vacancies on the Board that arise between shareholder meetings must timely provide the Nominating and Governance Committee with sufficient written documentation to permit a determination by the Board whether such candidate meets the required and desired director selection criteria set forth in our bylaws, our Corporate Governance Principles and our Director Nominee Selection Policy described below. Such documentation and the name of the director candidate must be sent by U.S. mail to the Chairperson, Nominating and Governance Committee, c/o the Office of the Secretary, Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Mail Stop J09SSH, Minneapolis, Minnesota 55402.

Alternatively, shareholders may directly nominate a person for election to our Board by complying with the procedures set forth in Article II, Section 2.4 of our bylaws, and with the rules and regulations of the Securities and Exchange Commission. Under our bylaws, only persons nominated in accordance with the procedures set forth in the bylaws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a shareholder at the time you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered. In accordance with our bylaws, director nominations generally must be made pursuant to notice delivered to, or mailed and received at, our principal executive offices at the address above, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year's annual meeting of shareholders. Your notice must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

As required by our Corporate Governance Principles and our Director Nominee Selection Policy, when evaluating the appropriate characteristics of candidates for service as a director, the Nominating and Governance Committee takes into account many factors. At a minimum, director candidates must demonstrate high standards of ethics, integrity and professionalism, independence, sound judgment, community leadership and meaningful experience in business, law or finance or other appropriate endeavor. Candidates also must be committed to representing the long-term interests of our shareholders. In addition to these minimum qualifications, the Committee considers other factors it deems appropriate based on the current needs and desires of the Board, including specific business and financial expertise, experience as a director of a public company, and diversity. The Board considers a number of factors in its evaluation of diversity, including geography, age, gender, and ethnicity. Based on these factors and the qualifications and background of each director, the Board believes that its current composition is diverse. As indicated above, diversity is one factor in the total mix of information the Board considers when evaluating director candidates. The Committee will reassess the qualifications of a director, including the director's attendance, involvement at Board and committee meetings and contribution to Board diversity, prior to recommending a director for reelection.

Compensation Program for Non-Employee Directors

During 2014, non-employee directors received a $60,000 annual cash retainer for service on our Board, as well as additional annual cash retainers for service on our Board committees. This additional annual cash retainer was $25,000 for the chairperson of the Audit Committee, and $15,000 for the chairpersons of each of the Compensation Committee and Nominating and Governance Committee. The other directors serving on a committee but not in the role of chairperson received an additional annual cash retainer of $10,000 for service on the Audit Committee, and $5,000 for service on the Compensation Committee and Nominating and Governance Committee. In addition, our lead director received an additional annual cash retainer of $20,000 in connection with her service, and we paid an observer fee of $1,000 for attendance by a director at each meeting of a committee on which that director does not serve.

Our non-employee director compensation program also provides that each non-employee director receives a $60,000 grant of stock on the date of a director's initial election or appointment to the Board for a number of shares determined by dividing $60,000 by the closing price of our common stock on the date of initial election or appointment. Directors whose service on the Board continues following each annual meeting of our shareholders receive an annual equity grant of $60,000 as of the date of the annual meeting. All equity awards granted to our non-employee directors are granted under the Incentive Plan. Non-employee directors who join our Board after the first month of a calendar year are paid a pro rata annual retainer based on the period they serve as a director during the year.

Our non-employee directors may participate in the Piper Jaffray Companies Deferred Compensation Plan for Non-Employee Directors, which was designed to facilitate increased equity ownership in the company. The plan permits our non-employee directors to defer all or a portion of the cash payable to them and shares of common stock granted to them for service as a director of Piper Jaffray for any calendar year. All cash amounts and share grants deferred by a participating director are credited to a recordkeeping account and deemed invested in shares of our common stock as of the date the deferred fees otherwise would have been paid or the shares otherwise would have been issued to the director. This deemed investment is measured in phantom stock, and no shares of common stock are reserved, repurchased or issued pursuant to the plan. Following the cessation of the director's service, the director will receive a share of our common stock for each share that was deferred under the plan, and a single lump-sum cash payment for all cash amounts deferred under the plan based on the fair market value of the phantom stock credited to the director's account as of the last day of the year in which the director's service with us terminates.

Non-employee directors may participate in our charitable gift matching program, pursuant to which we will match a director's gifts to eligible organizations dollar for dollar from a minimum of $50 up to an aggregate maximum of $1,500 per year. Employees of Piper Jaffray who also serve as directors receive compensation for their service as employees, but they do not receive any additional compensation for their service as directors.

The following table contains compensation information for our non-employee directors for the year ended December 31, 2014.

Non-Employee Director Compensation for 2014

	Fees Earned or Paid in Cash
Director	Annual Retainer ($)		Additional Retainer and Meeting Fees ($)		Stock Awards(1)(2) ($)		All Other Compensation(3) ($)	Total ($)
William R. Fitzgerald	47,672	(4)	8,596	(4)(5)	120,048	(4)(6)	1,500	177,816
B. Kristine Johnson	60,000		35,000		60,038		2,570	157,608
Addison L. Piper	60,000		15,000		60,038		1,011	136,049
Lisa K. Polsky	60,000	(4)	25,000	(4)	60,038	(4)	—	145,038
Philip E. Soran	60,000		16,000		60,038		2,464	138,502
Scott C. Taylor	54,410		14,605	(7)	120,040	(8)	1,500	190,555
Michele Volpi	60,000		16,000		60,038		6,244	142,282

(1)
Represents the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718.

(2)
The aggregate number of outstanding option awards granted to our non-employee directors as of December 31, 2014 is set forth in the table below. These option award values are based on the difference between the per share exercise price of the in-the-money stock options and $58.09, closing sale price of our common stock on the New York Stock Exchange on December 31, 2014. The amounts for Mr. Piper include stock option awards granted to him in 2006 during his tenure as an executive officer of the company.

Director	Option Awards (#)	Year-End Value of Option Awards ($)
William R. Fitzgerald	—	—
B. Kristine Johnson	1,962	—
Addison L. Piper	1,694	17,347
Lisa K. Polsky	—	—
Philip E. Soran	—	—
Scott C. Taylor	—	—
Michele Volpi	—	—
(3)
Consists of charitable matching contributions made by Piper Jaffray in the amount of $1,500. The amounts for Ms. Johnson, and Messrs. Piper, Soran, and Taylor also include the cost of airfare for their respective spouses to an off-site directors' retreat we held during 2014.

(4)
These amounts were deferred pursuant to the Piper Jaffray Companies Deferred Compensation Plan for Non-Employee Directors.

(5)
Reflects a pro rata portion of the additional annual cash retainer for the portion of the year Mr. Fitzgerald served on our Compensation Committee and Nominating and Governance Committee (May 8, 2014 through December 31, 2014) as well as an additional $2,034 for observer fees that were earned for attendance at committee meetings during 2014.

(6)
Reflects an initial grant of stock of $60,000 on the date of Mr. Fitzgerald's election to the Board (March 17, 2014) in addition to the annual equity grant made on May 7, 2014.

(7)
Reflects a pro rata portion of the additional annual cash retainer for the portion of the year Mr. Taylor served on our Audit Committee and Compensation Committee (February 4, 2014 through December 31, 2014), as well as an additional $1,000 for observer fees that were earned for attendance at a committee meeting during 2014.

(8)
Reflects an initial grant of stock of $60,000 on the date of Mr. Taylor's election to the Board (February 4, 2014) in addition to the annual equity grant made on May 7, 2014.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our performance in 2014 can be characterized by the significant results we achieved for our shareholders. We generated earnings per share of $3.87, an increase of 43% over 2013, and our highest earnings per share from continuing operations since becoming a publicly traded company following our spin-off from U.S. Bancorp in 2003. Our strong performance drove returns for our shareholders, with our stock price rising nearly 47% during the year, representing the best total shareholder return of any company in our compensation peer group as measured by Standard & Poor's Capital IQ. Investments we have made over the past few years in our higher margin businesses, such as our mergers and acquisitions advisory services business, together with firm-wide cost discipline, improved productivity, and market share gains in our focus sectors in equities financing, contributed to producing these strong results during a year marked by overall low volatility, increasing transaction volumes and fees, and the best environment for our equity-related businesses in over a decade. We believe that the strategy upon which we embarked several years ago, which was focused on operating discipline, investment in higher margin businesses, and execution on opportunistic strategic acquisitions, resulted in our strong performance in 2014.

  2014 Performance

Our 2014 results indicate strong performance and a continued execution of our strategy. The table below highlights critical aspects of our 2014 financial performance:

Metric(1)	2014	2013	% Change
Closing Stock Price(2)	$58.09	$39.55	46.9%
Earnings Per Share	$3.87	$2.70	43%
Net Revenues	$648.1 million	$525.2 million	23.4%
Net Income	$63.2 million	$49.8 million	26.8%
Capital Markets Net Revenues	$567.8 million	$443.2 million	28.1%
Asset Management Net Revenues	$80.3 million	$81.9 million	(2.0)%

(1)
All operating metrics reflect only our continuing operations.

(2)
As of last trading day of period.

During 2014, we built on the strong performance that we achieved over the past few years as we have invested in our higher margin businesses of mergers and acquisition advisory services, public finance, and asset management, and have worked to instill operating discipline and control the growth of non-compensation expenses. Additional indicators of our 2014 operating success include:

  •
  Return on equity for the year was 8.1%, which represents a substantial increase from 2013's return on equity of 6.2%;

  •
  In addition to the 47% increase to our closing stock price between the end of 2013 and the end of 2014, our stock price has increased 188% over the past three years, measuring from the last trading day of 2011 to the last trading day of 2014;

  •
  Advisory services revenues were $186.2 million in 2014, the highest level in the firm's history; and

  •
  Our equity financing revenues exceeded $100 million for the second consecutive year.

  Overview of 2014 Compensation

Throughout this proxy statement, we refer to our chief executive officer, chief financial officer, and each of our three other most highly compensated executive officers for 2014, as the "named executive officers." In addition to our chief executive officer and chief financial officer, this group includes Chad R. Abraham and R. Scott LaRue, our global co-heads of investment banking and capital markets, and Jeffrey P. Klinefelter, our global head of equities.

In 2014, our executive compensation program retained all of the core elements of our 2013 program, including annual incentives based on the achievement of a measure of pre-tax operating income and the grant of a long-term incentive component in the form of performance share units ("PSUs") that will be earned and will vest based on our total and relative shareholder return. We did not increase the base salaries of any of the named executive officers for 2014. The majority of each of our named executive officers' compensation for 2014 was in the form of performance-related annual incentives, a significant portion of which was payable in restricted stock and, at the officer's election, mutual fund restricted shares, discussed below, to further align the interests of our officers with those of our shareholders. Key aspects of our 2014 annual incentive compensation include:

  •
  Our CEO's annual incentive compensation based on 2014 performance was $4,862,000, resulting in a 49% increase in his combined base salary and annual incentive compensation from 2013. Mr. Duff's 2014 annual incentive compensation was significantly influenced by our record net income from continuing operations, growth in our earnings per share, 8.1% return on equity, and one- and three-year total shareholder returns in 2014. We view our strong performance during the year to be a result of the strategic direction charted by Mr. Duff and his leadership as we have invested in higher margin businesses, managed our costs, and improved productivity and performance.

  •
  Our CFO's annual incentive compensation based on 2014 performance was $1,648,000, resulting in a 70% increase in her combined base salary and annual incentive compensation from 2013. Ms. Schoneman's 2014 annual incentive compensation was significantly influenced by our strong operating performance in 2014 and her contributions to execution on our strategic initiatives of investing in higher margin businesses, managing costs, and improving productivity and performance across our businesses as well as her contributions to our overall financial strength and performance in 2014, including the meaningful increase in our return on equity and our one- and three-year total shareholder returns.

  •
  Each of our global co-heads of investment banking and capital markets received annual incentive compensation of $4,075,000, resulting in a 61% increase in their combined base salary and annual incentive compensation from 2013. Their 2014 annual incentive compensation was significantly influenced by the strong performance and profitability of our investment banking and capital markets business, which achieved record advisory services revenues of $186.2 million, a 150% increase over 2013, and market share gains relative to our peer group in our focus sectors in our equities financing business. We attribute the strong performance and profitability achieved by our investment banking and capital markets business during 2014 to Messrs. Abraham's and LaRue's execution on our strategic efforts to invest in our advisory services business, develop senior bankers, and improve productivity and performance.

  •
  Our global head of equities received annual incentive compensation of $2,425,000 for 2014, resulting in a 19% increase in his combined base salary and annual incentive compensation from 2013. Mr. Klinefelter's 2014 incentive compensation was significantly influenced by his efforts over the past several years to develop and execute a plan to focus our resources and improve cost management in our equities business. As a result of these efforts, despite lackluster market conditions through much of 2014, our equities business remained profitable. In addition, our equities business provides distribution services as an integral part of our equity financing activities and contributed significantly to our strong revenues from equity financing in 2014.

Compensation Best Practices

Our compensation practices demonstrate sound corporate governance. We continually review our executive compensation program to ensure it reflects good governance practices and the best interests of shareholders. Our executive compensation program currently includes:

	What we do:		What we do NOT do:
✓	Annual incentives directly tied to our performance;	X	Stand-alone change-in-control agreements;
✓	Long-term incentives directly tied to returns generated for our shareholders;	X	Employment agreements with our executives;
✓	Meaningful annual equity awards granted in lieu of—not in addition to—annual cash incentives;	X	Repricing of underwater stock options;
✓	Stock retention guidelines for executive officers and directors, supplemented with an anti-hedging policy;	X	Excessive perquisites; and
✓	"Double trigger" change-in control provision for all equity awards granted on or after May 8, 2013; and	X	Tax gross-ups, other than in the case of certain tax equalization or relocation expenses, consistent with firm-wide policies.
✓	A clawback policy to recover incentive compensation in certain circumstances.

Compensation Philosophy and Objectives

Our executive compensation program is designed to drive and reward corporate performance annually and over the long term, as measured by increasing shareholder value. Compensation also must be internally equitable and externally competitive. We continually review our executive compensation program to ensure it reflects good governance practices and the best interests of shareholders, while meeting the following core objectives:

  •
  Pay for performance—Most of the total compensation paid to our named executive officers is based on the profitability of the company and each business unit. Our named executive officers' performance is also measured against defined objectives in areas such as strategic initiatives, business performance, leadership effectiveness, and internal talent development. In 2014, we continued the practice we began in 2012 of granting a long-term incentive award in the form of PSUs, which will be earned by our named executive officers based on our total shareholder return, measured on an absolute and relative basis compared to our peer group over a 36-month performance period.

  •
  Sustain and strengthen the franchise—Our compensation program is designed to be sufficiently competitive to allow us to attract and retain the most talented people who are committed to the long-term success of our company. Our business is a highly competitive one based primarily on human capital, which requires us to provide compensation at a level and in forms that are sufficient to attract and retain people who can help our company succeed. Our success drives the compensation realized by our executive officers, both in the form of increased incentive compensation paid and in appreciation of the company's equity.

  •
  Align risk and reward through a blend of pay components—We are committed to using a mix of compensation components—base salary, annual incentives and long-term incentives—to create an environment that encourages increased profitability for the company without undue risk taking.

  •
  Align employees with shareholders—We are committed to using our compensation program to focus executives' attention on creating value for our shareholders. We believe that equity ownership directly aligns the interests of our executive officers with those of our shareholders and helps to focus our executives on creating long-term shareholder value. Also, the long-term incentive award program initiated in 2012 based on our total shareholder return directly aligns the interests of our named executive officers with those of our shareholders by tying the value of the award to our stock performance.

Setting Compensation

The Committee has responsibility for approving the compensation paid to our executive officers and ensuring it meets our objectives. With respect to our chief executive officer, the Committee has sole responsibility for evaluating performance and determining his compensation. In doing so, the chairperson of the Committee solicits evaluation input from each member of the Board of Directors, and also leads a discussion of the full Board reporting on the results of the annual evaluation and reviewing the chief executive officer's self-evaluation.

In February of each year, the Committee approves the amount of incentive compensation to be paid to our executive officers in recognition of prior-year performance, approves their base salaries for the current year if there are changes and establishes performance goals under an annual incentive program. Subject to limits on the compensation that may be paid under the annual incentive program (as described below under "Compensation Program and Payouts—Annual Incentive Compensation"), the Committee has full discretion to determine the amount of compensation to be paid to the executive officers.

  Involvement of Executive Officers

The work of the Committee is supported by our human capital department, which works closely with our chief executive officer, our chief financial officer, and our general counsel. The head of human capital, together with these executive officers, prepares and presents information and recommendations for review and consideration by the Committee, including:

  •
  The performance goals to be established under the annual incentive program;

  •
  Financial information for the company and each business unit reviewed in connection with executive compensation decisions;

  •
  The firms to be included in the compensation peer group and financial and compensation data for those firms (including total shareholder return for those firms as compared to the company);

  •
  The performance evaluations and compensation recommendations for the executive officers;

  •
  Tally sheets specifying each element of compensation paid to the executive officers for the current and prior year and reflecting total proposed compensation and potential compensation under various scenarios; and

  •
  The evaluation and compensation process to be followed by the Committee.

  Compensation Peer Group

The Committee and the Committee's independent compensation consultant annually identify a compensation peer group of firms with which we compete for executive talent. As a middle-market, full-service investment bank with material asset management operations, we believe there are few other companies that are directly comparable to Piper Jaffray. Our peer group includes companies primarily consisting of investment banks with revenues and market capitalizations similar to ours, while including representation of companies with asset management operations, which are an important portion of our business. Our peer group for 2014 was unchanged from 2013, other than to eliminate Gleacher & Company, Inc. in light of that firm's adoption of a plan of liquidation during 2014. Our 2014 peer group consisted of the following companies, each of whom we believe are direct competitors for talent in some aspect of our business:

2014 Peer Group
Cowen Group, Inc.	Lazard Ltd.
Evercore Partners Inc.	Oppenheimer Holdings Inc.
FBR & Co.	Stifel Financial Corp.
Greenhill & Co.	SWS Group, Inc.
JMP Group LLC

We also use data from external market surveys reflecting a broad number of firms within our industry (including members of our peer group), and we may review publicly available data for similar companies that are not direct competitors to address issues we may encounter obtaining compensation information for executives holding positions comparable to our executive officers. The external market surveys that we used for 2014 were prepared by McLagan Partners and Mercer, and generally related to our industry and sub-sectors within our industry. We also used the surveys to gather market data outside of our industry in the corporate support area. This peer group and market data is an important factor considered by the Committee when setting compensation, but it is only one of multiple factors considered by the Committee, and the amount paid to each executive may be more or less than the composite market median based on individual performance, the roles and responsibilities of the executive, experience level of the individual, internal equity and other factors that the Committee deems important. As such, the Committee uses peer group and market survey information to put the total compensation proposed to be paid to each named executive officer in context of pay ranges for like positions at similar companies and to confirm that any variances from market norms are justified in light of the specific circumstances of our named executive officers.

  Compensation Consultant

The Committee engaged Frederic W. Cook & Co., Inc. ("FWC") as its independent compensation consultant for 2014. The Committee considers advice and recommendations received from FWC in making executive compensation decisions. FWC does not provide services to us other than the advice it provides to the Committee and FWC has advised the Committee that the fees and direct expenses received from us during 2014 were less than 1% of FWC's consulting income for the period. FWC also has advised us that neither it nor, to its knowledge, any member of its consulting team serving the Committee owns any shares or other securities of Piper Jaffray. After considering the foregoing, as well as FWC's conflict of interest policies and procedures and the lack of known business and personal relationships between FWC, its team members serving the Committee and the Committee members and our executive officers, the Committee concluded that FWC's work for the Committee does not raise any conflict of interest concerns.

  Say-on-Pay

At our 2014 annual meeting of shareholders, our say-on-pay proposal received "for" votes that represented approximately 97% of the shares present at the meeting and entitled to vote on the proposal. The Committee considered the results of the vote to be an endorsement of the Committee's handling of executive compensation matters. In 2014, our executive compensation program retained all of the core elements of our 2013 program, which are described below under "—Compensation Program and Payouts."

Clawback Policy

In 2014, our Board of Directors approved a clawback policy that allows the Committee to recover incentive compensation from any current or former executive officer if that executive officer engages in intentional misconduct that caused or contributed to noncompliance with a financial reporting requirement under the federal securities laws which requires the company to file an accounting restatement with the Securities and Exchange Commission. If the Committee seeks to recover incentive compensation following an accounting restatement, the amount of incentive compensation subject to recovery would be the amount in excess of what the executive officer would have earned based on the restated financial results as determined by the Committee. In addition, regardless of whether there is an accounting restatement, the Committee may recover incentive compensation from a current or former executive officer if that executive officer engages in fraud, theft, misappropriation, embezzlement or dishonesty to the material detriment of the company's financial results as filed with the Securities and Exchange Commission. The incentive compensation recoverable in this circumstance will be based on the Committee's determination of the harm caused by the executive officer's conduct and the incentive compensation awarded to the officer with a vesting or performance period during which the conduct took place. Our clawback policy does not apply to equity-based compensation granted on or before May 8, 2013.

Compensation Program and Payouts

Our executive officer compensation program is designed to align pay with performance. Each of our executive officers' annual compensation is made up of three elements: base salary, annual incentive compensation, and long-term incentive compensation. These elements are designed to reward profitability and the achievement of increasing long-term shareholder value.

  Base Salary

The purpose of base salary is to provide a market-competitive set amount of cash compensation for each executive that is not variable in nature and that recognizes the importance of key leadership and daily accountabilities of our senior leaders. Consistent with our past practice of not regularly granting salary increases, the salaries of our named executive officers were unchanged for 2014 compared to 2013.

  Annual Incentive Compensation

Delivering a significant portion of our compensation through annual incentives reflects one of the core objectives of our compensation program, which is pay-for-performance. The Committee has established an annual incentive program that provides a significant portion of the total compensation paid to our named executive officers. The objective of the program is to provide cash and equity compensation that is variable based on the achievement of annual performance goals determined each year by the Committee.

    2014 Program

At the outset of each year, the Committee grants performance-based awards subject to the achievement of an annual performance goal of the company that is based on our adjusted pre-tax operating income. Each award granted to our executive officers for 2014 was for an amount equal to 10% of our 2014 adjusted pre-tax operating income, subject to an aggregate limitation of 25% for the group as a whole. The Committee retains sole discretion to reduce the aggregate accrual rate as well as the amount allocated to each named executive officer, and historically the Committee has exercised this negative discretion.

Adjusted pre-tax operating income for purposes of our annual incentive plan equals our total revenues less our total expenses before income taxes, adjusted to eliminate certain compensation and benefits expenses and certain other expenses, losses, income, or gains that are unusual in nature or infrequent in occurrence. The adjustments to eliminate certain expenses and losses that are unusual or infrequent in nature are established at the beginning of each year prior to granting the qualified performance-based awards, and the exclusion of these items from pre-tax operating income more accurately reflects our operating performance for a given year. For 2014, adjustments included the elimination of: net income attributable to noncontrolling interests; amounts expensed during the year under our annual incentive program for participating executive officers; amortization expense for cash and equity awards granted in connection with acquisitions; and amounts expensed during the year in connection with the PSUs granted to participating executive officers.

In applying the formula described above, our adjusted pre-tax operating income for 2014 was $127.9 million, which represented a 54% increase from the corresponding figure from 2013. The adjusted pre-tax operating income for 2014 of $127.9 million resulted in a maximum amount payable to each award recipient of $12.8 million, subject to a maximum aggregate payout of $32.0 million for the group as a whole. Consistent with prior years, the Committee paid less than the maximum amount payable for 2014, paying an aggregate of $21.4 million, or 16.7% of our adjusted pre-tax operating income for 2014. The table below sets forth a calculation of our adjusted pre-tax operating income for 2014 (in thousands):

Operating income before taxes	$110,311
Removal of net income applicable to noncontrolling interests	($11,153)
Expense under our annual incentive program	$21,391
Amortization expense for equity awards (including in the MFRS plan) granted in connection with acquisitions	$4,552
Amortization expense for cash awards granted in connection with acquisitions	$684
Expense for PSU grants	$2,067

Adjusted pre-tax operating income	$127,852

The design of our annual incentive program is intended to directly align pay with performance. Due to this design, the annual incentive compensation earned by our executive officers will vary significantly depending on the company's financial performance. The following chart highlights how the annual incentive compensation paid to our CEO over the past three years has been aligned with our performance in terms of our adjusted pre-tax operating income:

Adjusted Pre-Tax Operating Income History	CEO Annual Incentive Compensation History(1)
(dollar amounts below are in thousands)

(1)
Amounts shown correspond to the figures provided in the Supplemental Compensation Table below.

    Compensation Determinations and Relevant Factors

After following the processes and considering the factors described above under "—Setting Compensation," the following were the material factors that influenced 2014 annual incentive compensation at an individual level for the named executive officers:

  •
  Andrew S. Duff, chairman and chief executive officer.  Mr. Duff's 2014 annual incentive compensation was significantly influenced by our record net income from continuing operations, growth in our earnings per share, 8.1% return on equity, and one- and three-year total shareholder returns in 2014. We view our strong performance to be a result of the strategic direction charted by Mr. Duff as we have invested in higher margin businesses, managed our costs, and improved productivity and performance. Our 2014 operating successes included achieving net revenues of $648.1 million for the year, record net income from continuing operations of $63.2 million, record advisory services revenues of $186.2 million, and equity financing revenues exceeding $100 million for the second consecutive year. In addition, our stock price rose 46.9% during the year. As a result of Mr. Duff's leadership, in 2014 we were positioned to take advantage of accommodative capital markets conditions and further improve on our prior year's performance in nearly all key categories and continue our operational momentum in improving our return on equity and generating strong profitability and returns for shareholders.

  •
  Debbra L. Schoneman, chief financial officer. Ms. Schoneman's annual incentive compensation was significantly influenced by our strong operating performance in 2014 and her contributions to our execution on our strategic initiatives of investing in higher margin businesses, managing costs, and improving productivity and performance across our businesses. In addition, Ms. Schoneman's compensation was significantly influenced by her execution of our 2014 strategic and financial plan, her leadership of capital and risk management initiatives, the quality of our financial reporting, and her contributions to our overall financial strength and performance in 2014, including the meaningful increase in our return on equity and our one- and three-year total shareholder returns.

  •
  Chad R. Abraham and R. Scott LaRue, global co-heads of investment banking and capital markets. Messrs. Abraham's and LaRue's annual incentive compensation was significantly influenced by the strong performance and profitability of our investment banking and capital markets business, for which they are jointly responsible. Their execution on our strategic efforts over the past few years through investments in our advisory services business and their development, retention, and hiring of senior bankers placed us in a position to achieve record advisory services revenues of $186.2 million, which represents a 150% increase from 2013 and was the primary driver of the 78% increase in our Capital Markets segment pre-tax operating income for the year. In addition to this extremely strong performance by our advisory services business, Messrs. Abraham's and LaRue's capital markets business gained market share in our equity financing focus sectors relative to our peer group and capitalized on accommodative market conditions to achieve equity financing revenues exceeding $100 million for the second consecutive year, which also positively contributed to their compensation relative to our other officers and compared to 2013.

  •
  Jeffrey P. Klinefelter, global head of equities.  Mr. Klinefelter's annual incentive compensation was significantly influenced by his efforts over the past several years to develop and execute a plan to focus our resources and improve cost management in our equities business. As a result of these efforts, despite lackluster market conditions through much of 2014, our equites business remained profitable. In addition, our equities business, which is managed by Mr. Klinefelter, provides distribution services as an integral part of our equity financing activities and contributed significantly to our strong revenues from equity financing in 2014.

Based on the information described above, the Committee evaluated the performance of the chief executive officer and determined his annual incentive compensation, assessed relative levels of responsibility and contribution during the year for each of the other named executive officers, and approved 2014 annual incentive compensation.

The table below shows the annual incentive awards that were earned by each individual in 2014. This supplemental table differs from the Summary Compensation Table appearing later in the proxy statement because it shows in the "Restricted Compensation" column restricted stock awards earned in 2014 that were granted in February 2015. For the year 2014, the Summary Compensation Table (in accordance with SEC rules) shows stock awards earned in 2013 and granted in February 2014, not stock awards earned in 2014 and granted in February 2015. Accordingly, the year-over-year changes in compensation in the Supplemental Compensation Table below reflect changes in amounts earned between 2014 and 2013. The table below also includes in the "Restricted Compensation" column the annual incentive compensation paid in the form of mutual fund restricted shares. The table below does not reflect the long-term incentive PSU grants made to our named executive officers in each of the years presented. This table is not a substitute for the information required by SEC rules, specifically the Summary Compensation Table and the related tables appearing later in this proxy statement.

Supplemental Compensation Table for
Annual Incentive Awards

			Annual Incentive Awards
Name		Base Salary	Cash Incentive	Restricted Compensation	Total Incentive	Total with Base Salary
Andrew S. Duff	2014	$650,000	$1,944,800	$2,917,200	$4,862,000	$5,512,000
Chairman and	2013	$650,000	$1,223,200	$1,834,800	$3,058,000	$3,708,000
Chief Executive Officer	2012	$650,000	$1,126,000	$1,689,000	$2,815,000	$3,465,000
Debbra L. Schoneman	2014	$500,000	$824,000	$824,000	$1,648,000	$2,148,000
Chief Financial Officer	2013	$500,000	$380,000	$380,000	$760,000	$1,260,000
	2012	$500,000	$300,000	$300,000	$600,000	$1,100,000
Chad R. Abraham	2014	$425,000	$2,241,250	$1,833,750	$4,075,000	$4,500,000
Global Co-Head of	2013	$425,000	$1,306,250	$1,068,750	$2,375,000	$2,800,000
Investment Banking	2012	$425,000	$783,750	$641,250	$1,425,000	$1,850,000
and Capital Markets
Jeffrey P. Klinefelter	2014	$425,000	$1,333,750	$1,091,250	$2,425,000	$2,850,000
Global Head of Equities
R. Scott LaRue	2014	$425,000	$2,241,250	$1,833,750	$4,075,000	$4,500,000
Global Co-Head of	2013	$425,000	$1,306,250	$1,068,750	$2,375,000	$2,800,000
Investment Banking and
Capital Markets

    Equity Awards

Consistent with our philosophy regarding executive stock ownership, the annual incentive compensation for the named executive officers was paid out in a combination of cash and equity. The equity portion of our annual incentive awards takes the form of restricted stock, subject to the named executive officers' ability to elect to allocate a portion of the incentive award otherwise payable in restricted stock to mutual fund restricted shares pursuant to the MFRS Plan. We believe restricted stock awards, as compared to other forms of equity compensation such as stock options, best align the interests of our executive officers with those of shareholders by ensuring that the same fluctuations in our stock that affect our shareholders also directly affect the value of the awards granted to the executive officers.

The number of shares of restricted stock granted to each officer was determined by dividing the total dollar value designated to be paid out to the officer in restricted stock by the closing price of our common stock on February 17, 2015, adjusted for each named executive officer's election to participate in the MFRS Plan. The restricted stock granted to the named executive officers vests in three equal annual installments.

    MFRS Plan

The MFRS Plan allows recipients of restricted stock of the company to instead elect to receive a portion of their equity grant in the form of restricted shares of selected mutual funds managed by our asset management business. In 2014, each named executive officer was permitted to receive 10% to 50% of their equity grant in mutual fund restricted shares. The mutual fund restricted shares have the same restrictions that would apply to restricted stock and vest ratably over three years. We adopted the MFRS Plan to provide our executives an opportunity to diversify the equity compensation they receive, and believe the plan will help us attract and retain top talent. The MFRS Plan also capitalizes on the strength of our asset management business, and allows our employees to invest alongside the clients of our asset management business.

  Long-Term Incentive Compensation

In May 2014, the Committee awarded the named executive officers a long-term incentive award in the form of PSUs for the third consecutive year. The PSUs granted in 2014 will be earned based on our total shareholder return measured over a 36-month performance period that began on May 15, 2014 and ends on May 14, 2017. Half of the awards will be earned based on our total shareholder return (or "TSR") compared to our peer group and the other half of the awards will be earned based on our absolute TSR.

Piper Jaffray Relative TSR	Piper Jaffray Absolute TSR

The peer group for purposes of the PSU awards is the same group described above under "—Setting Compensation—Compensation Peer Group."

TSR for purposes of the awards is calculated based on the average closing price during the trailing 60 calendar days as of the beginning and the end of the performance period, and takes into account dividends paid during the performance period. The PSUs do not provide the recipient any rights as a shareholder, including the right to vote or receive dividends on any shares subject to the PSUs.

The PSU awards are intended to directly align the interests of our named executive officers with those of our shareholders by directly tying the value of the award to our stock performance. The Committee decided to measure performance both on a relative basis compared to the peer group as well as on an absolute basis to balance the desire to reward relatively superior performance, while recognizing the difficulty of constructing a peer group of comparable middle-market investment banks with material asset management operations and seeking to reward the named executive officers for creating overall shareholder value.

The 36-month performance period is designed to provide management an incentive to focus on our strategic direction and long-term value creation. The Committee established the TSR measurements for earning the PSUs with the intent that the PSUs would only reward recipients for strong long-term performance, with the full number of PSUs being earned only if we significantly outperform our peer group and historical TSR. The number of PSUs granted to each named executive officer was determined by dividing a dollar value for the executive's award by the fair market value of a PSU, rounded up to the nearest whole PSU. The fair market value of $23.42 for each PSU granted in 2014 was determined using a Monte Carlo simulation, which assumed a risk-free interest rate of 0.82 percent and expected stock price volatility of 41.3 percent. Because a portion of the award vesting depends on our TSR relative to a peer group, the valuation modeled the performance of the peer group as well as the correlation between our company and the peer group. The expected stock price volatility assumptions were determined using historical volatility as correlation coefficients can only be developed through historical volatility. The risk-free interest rate was determined based on three-year U.S. Treasury bond yields. The value of the PSUs awarded was $600,021 in the case of Mr. Duff, $300,011 in the case of Ms. Schoneman, and $200,007 for the other named executive officers.

  Pay Mix

As illustrated below, the pay mix for all 2014 elements of compensation received by our chief executive officer and by our other named executive officers, as disclosed in the Supplemental Compensation Table above (including the value of the PSU awards granted during the year) was significantly weighted toward performance-based compensation:

2014 CEO	2014 OTHER NAMED
PAY MIX	EXECUTIVE OFFICERS
PAY MIX

We believe the mix of base salary relative to performance-based compensation in the form of annual incentives and PSUs illustrated above appropriately balances our goal of aligning pay for performance without encouraging undue risk taking that can arise from compensation excessively weighted toward performance-based elements. We also believe the relative mix of base salary and performance-based compensation is generally in line with the mix paid by our peer group to similarly situated executive officers. The Committee annually reviews our executive compensation process to determine the allocation of our executive compensation between cash and equity.

Each executive officer receives a significant portion of their performance-based compensation in the form of restricted equity. This restricted equity includes both restricted stock as well as restricted shares of selected mutual funds to the extent the executive officer chooses to participate in the MFRS Plan, which in 2015 was capped at a maximum of 50% of restricted equity compensation for our named executive officers. With respect to the 2014 annual incentive awards, the portion payable to the named executive officers in restricted equity was 60% for our chief executive officer, 50% for our chief financial officer, and 45% for our co-heads of investment banking and capital markets and head of global equities. This mix of forms of annual incentive compensation is consistent with our practice for 2013.

Our chief executive officer receives a relatively greater portion of his performance-based and overall compensation in the form of restricted equity compensation due to his greater ability to influence our financial performance as well as to most closely align his interests with those of our shareholders through equity ownership. For the other named executive officers, the mix of cash compensation versus restricted equity compensation, which includes both restricted stock as well as restricted shares of selected mutual funds to the extent the executive officer chooses to participate in the MFRS Plan, is designed to provide an appropriate and competitive amount of incentives for positive performance, while leaving a sufficient level of compensation tied to our stock price to retain executives and encourage them to focus on long-term value creation. The balance of these interests is determined by the Committee in its discretion, considering factors including reference to pay practices at our peer group.

  Other Compensation

Our executives receive only limited perquisites. Executive officers receive limited additional compensation in the form of reimbursement of dues for club memberships used for business purposes and certain insurance premiums. In addition, in 2014, our Board of Directors approved the payment of $170,500 for the engagement of a firm retained to locate a public company board opportunity for Mr. Duff. The Board of Directors believes that such an opportunity would provide valuable additional strategic and public company operating experience to Mr. Duff that would benefit our company in his role as chief executive officer and chairman of our Board of Directors. The cost of these perquisites is included in the "All Other Compensation" column of the Summary Compensation Table.

We also maintain an international assignment policy that provides benefits for employees working on non-permanent assignments outside their home countries. Under the policy, we assume responsibility for any additional U.S. or foreign taxes that employees incur as a direct result of international assignments, and the employees are responsible for the amount of taxes they would have incurred had they continued to live and work exclusively in the United States. We maintain this policy to encourage employees to accept international assignments that our management believes are in the best interests of our company by mitigating potentially adverse tax consequences that otherwise could result from accepting such assignments. All employees are eligible to participate in our international assignment policy. In 2014, we made certain tax equalization payments on behalf of and to Mr. LaRue as a result of a prior assignment in Hong Kong.

Some of our executive officers also receive payments from time to time related to historical deferred compensation programs, typically structured as investments made by the company on behalf of certain employees. Certain key employees were eligible to participate in these programs, under which participants were granted one or more deferred awards that were deemed invested in certain measuring investments. No new awards have been granted under these programs since 2000, and participation in these programs is frozen. Following a liquidity event for a particular investment, the participant receives a benefit payment based on the deemed return to the participant and payment of the portion of the participant's account that was deemed invested. Participants may continue to receive payments under the plans until a liquidity event has occurred with respect to each measuring investment. Messrs. Abraham and LaRue received the payouts set forth in the Summary Compensation Table in 2014 in connection with their participation in these programs.

  Termination and Change-in-Control Arrangements

We do not have any separate change-in-control agreements (often referred to as "golden parachute" arrangements) that would pay a certain multiple of an executive's compensation (e.g., base salary) upon a change-in-control of the company. In certain instances, award agreements and plans may include provisions regarding the payment of compensation in the event of a termination of employment or a change-in-control of our company, as follows:

  •
  Following a change-in-control, all outstanding restricted stock and mutual fund restricted shares that were granted before May 8, 2013 will vest and all restrictions on the restricted stock and mutual fund restricted shares will lapse. All awards granted under the Incentive Plan on or after May 8, 2013, contain a "double trigger" provision that provides that awards that are continued, assumed or replaced in connection with a change-in-control will vest, be deemed earned or have restrictions lapse only if the award recipient's employment is terminated involuntarily (other than for "cause") within 24 months of the change-in-control.

  •
  If a change-in-control occurs during the performance period for the PSUs, then each PSU will be converted into a share of restricted stock with time-based vesting, and, if the executive's employment with us or one of our affiliates is terminated after the change-in-control and prior to the end of the performance period by us or one of our affiliates without cause, by the executive for good reason, or in connection with the executive's death, disability or retirement, then all restrictions on such shares of restricted stock will lapse upon such termination.

  •
  Under the Incentive Plan, following a termination of employment (other than as a result of a change-in-control), our restricted stock awards granted as part of our annual incentive program will continue to vest so long as the termination was not for cause and the employee does not violate certain post-termination restrictions for the remaining vesting term of their awards.

  •
  Executive officers who are terminated during the year (other than as a result of a change-in-control) will receive cash and equity compensation for that year under our annual incentive program in the discretion of the Committee.

  •
  Our annual performance awards, including the annual qualified performance-based awards under the annual incentive program, will be considered to be earned and payable in full upon a change-in-control, and the awards will be settled in cash or shares, as determined by the Committee, as promptly as practicable. Because annual incentive award payouts have historically been based on adjusted pre-tax operating income, which varies from year to year, and because the Committee historically has needed to reduce the size of some awards to comply with the limits on the aggregate amount of incentive compensation that may be paid under the annual incentive program, the specific amounts that would be payable in the event of a change-in-control are indeterminable.

Compensation Policies

  Executive Stock Ownership and Prohibition on Hedging

We have adopted stock retention guidelines to ensure that our executives maintain a meaningful equity stake in the company, which aligns management's interests with those of our shareholders. The guidelines also help to drive long-term performance and strengthen retention. Our stock retention guidelines provide that our executives should retain at least 50% of the equity awarded to them as executive officers through our Incentive Plan, or acquired upon exercise of stock options, net of taxes and exercise costs. The guidelines apply upon becoming an executive officer and remain in effect while the individual serves as an executive officer. Furthermore, all of our executive officers, including our named executive officers, are prohibited from hedging any shares of Piper Jaffray Companies common stock, even shares they can freely sell.

  Equity Grant Timing Policy

In 2006, we established a policy pursuant to which equity grants to employees will be made only once each quarter, on the 15th calendar day of the month following the public release of earnings for the preceding quarter (or, if the 15th calendar day falls on a weekend or holiday, on the first business day thereafter). This policy covers grants made by the Committee as well as grants made by our chief executive officer to employees other than executive officers pursuant to authority delegated to him by the Committee. We established this policy to provide a regular, fixed schedule for equity grants that eliminates the exercise of discretion with respect to the grant date of employee equity awards.

  Policy on Qualifying Compensation for Deductibility

Section 162(m) of the Internal Revenue Code limits deductions for non-performance-based annual compensation in excess of $1 million paid to our named executive officers who served as executive officers at the end of the preceding fiscal year. Our policy is to maximize the tax deductibility of compensation paid to these officers. The Incentive Plan and the awards we grant thereunder, including our annual incentive awards, are designed and administered to qualify compensation as "performance-based" to ensure that the tax deduction is available to the company. From time to time the Committee may authorize payments to the named executive officers that may not be fully deductible, if they believe such payments are in the interests of shareholders to satisfy our primary objective of attracting and retaining top talent.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in the company's year-end disclosure documents.

Compensation Committee of the Board of Directors of Piper Jaffray Companies
Michele Volpi, Chairperson
William R. Fitzgerald
Scott C. Taylor

Summary Compensation Table

The following table contains compensation information for our chief executive officer, our chief financial officer, and our three other most highly compensated executive officers.

Name & Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Andrew S. Duff	2014	650,000	1,700,913	3,403,400	312,136	6,066,449
Chairman and	2013	650,000	1,444,528	1,957,120	99,858	4,151,506
CEO	2012	650,000	751,009	1,970,500	13,589	3,385,097
Debbra L. Schoneman	2014	500,000	490,020	1,236,000	34,028	2,260,048
Chief Financial Officer	2013	500,000	498,052	570,000	17,381	1,585,433
	2012	500,000	230,008	402,000	7,161	1,139,169
Chad R. Abraham Global Co-Head of Investment Banking and Capital Markets	2014 2013 2012	425,000 425,000 425,000	948,165 520,660 200,004	3,158,125 1,626,875 1,104,375	340,003 131,182 457,881	4,871,293 2,703,717 2,187,259
Jeffrey P. Klinefelter Global Head of Equities(4)	2014	425,000	733,283	1,770,250	56,688	2,985,221
R. Scott LaRue Global Co-Head of Investment Banking and Capital Markets(4)	2014 2013	425,000 425,000	734,406 531,897	3,158,125 1,840,625	238,942 343,787	4,556,473 3,141,309

(1)
The entries in the "Stock Awards" column reflect the aggregate grant date value of the restricted stock awards and PSUs granted during the year computed in accordance with FASB ASC Topic 718. SEC rules do not permit inclusion in a given year of stock awards attributable to a particular year's performance, as is the case for salary and non-equity incentive plan amounts. See Note 24 to our consolidated financial statements for the year ended December 31, 2014 for the assumptions used in the valuation of the awards granted during 2014 in accordance with FASB ASC Topic 718.

(2)
The amounts in this column include for the applicable year (1) the cash compensation earned under our annual incentive program and (2) the portion of the annual incentive plan earned during the year and paid in mutual fund restricted shares rather than restricted stock during February of the following year at the executive's election pursuant to the MFRS Plan. The named executive officers elected to have the following amounts earned in 2014 paid to them in the form mutual fund restricted shares: Mr. Duff: $1,458,600; Ms. Schoneman: $412,000; Mr. Abraham: $916,875; Mr. Klinefelter: $436,500; and Mr. LaRue: $916,875. The mutual fund restricted shares vest in three equal annual installments.

(3)
All other compensation for 2014 consists of the following:

Form of All Other Compensation ($)	Andrew S. Duff	Debbra L. Schoneman	Chad R. Abraham	Jeffrey P. Klinefelter	R. Scott LaRue
Club membership dues	4,494	—	—	—	—
401(k) matching contributions	7,020	7,020	7,020	7,020	7,020
Life and long-term disability insurance premiums	1,121	615	615	615	759
Dividends from Mutual Fund Restricted Share Program	128,601	24,922	56,855	49,053	74,972
Employer Health Savings Account Contribution	400	600	400	—	600
Other	170,500	871	275,113	—	155,591

  The "Other" amounts identified in the table above reflect (i) a payment of $170,500 for the engagement of a firm retained to locate a public company board opportunity for Mr. Duff, which our Board of Directors believes would provide valuable additional strategic and public company operating experience; (ii) the cost of airfare for Ms. Schoneman's spouse to attend an off-site directors' retreat we held during 2014; (iii) a payment of $275,113 to Mr. Abraham and $13,792 to Mr. LaRue from their proportionate share of a venture capital fund carried interest held by the company as part of a compensation program implemented prior to our spin-off from U.S. Bancorp on December 31, 2003, and described above in "Compensation Discussion and Analysis—Compensation Program and Payouts—Other Compensation"; and (iv) a $141,799 benefit to Mr. LaRue for tax equalization payments made by us related to his international assignment to Hong Kong in prior years for work on our behalf.

(4)
Mr. Klinefelter was not a named executive officer for 2012 or 2013, and Mr. LaRue was not a named executive officer for 2012. Accordingly, the table above includes the respective compensation of each of Messrs. Klinefelter and LaRue only for the years in which they were one of our named executive officers.

Grants of Plan-Based Awards

The following table provides information regarding the grants of plan-based awards made to the named executive officers during the year ended December 31, 2014.

Name	Grant Date	Compensation Committee Approval Date	Estimated Possible Payouts Under Incentive Plan Awards Maximum ($)(1)	Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Andrew S. Duff	5/15/2014	5/7/2014	—	25,620	—	600,020
	2/18/2014	2/4/2014	12,785,200	—	27,440	1,100,893
Debbra L. Schoneman	5/15/2014	5/7/2014	—	12,810	—	300,011
	2/18/2014	2/4/2014	12,785,200	—	4,736	190,008
Chad R. Abraham	5/15/2014	5/7/2014	—	8,540	—	200,007
	2/18/2014	2/4/2014	12,785,200	—	18,648	748,158
Jeffrey P. Klinefelter	5/15/2014	5/7/2014	—	8,540	—	200,007
	2/18/2014	2/4/2014	12,785,200	—	13,292	533,275
R. Scott LaRue	5/15/2014	5/7/2014	—	8,540	—	200,007
	2/18/2014	2/4/2014	12,785,200	—	13,320	534,398

(1)
The amounts in this column reflect an estimate of the maximum combined value of the cash and equity that would have been payable to the named executive officers under qualified performance-based awards granted to the named executive officers for 2014 performance under the annual incentive program, calculated using our actual 2014 performance. Because the potential amounts payable under the qualified performance-based awards are stated in the annual incentive program as a percentage of adjusted pre-tax operating income that can only be decreased, and not increased, from that maximum level, and because actual amounts paid below this maximum level are within the full discretion of the Committee, there are no identifiable threshold or target amounts under the awards, and the maximum amounts actually payable to the named executive officers pursuant to the awards for 2014 performance were indeterminable at the time the awards were granted.

(2)
The amounts in this column reflect the number of PSUs granted to the named executive officers during May 2014, which will be earned and vest based on our total shareholder return measured on an absolute and relative basis compared to our peer group over a 36-month performance period. The number of PSUs granted to each named executive officer was determined by dividing a dollar value for the executive's award by the fair market value of a PSU, rounded up to the nearest whole PSU. The fair market value of $23.42 for each PSU granted in 2014 was determined using a Monte Carlo simulation, which assumed a risk-free interest rate of 0.82 percent and expected stock price volatility of 41.3 percent. The number of PSUs reflected in the table above represents the maximum number of shares that may be issued pursuant to the PSU awards. The PSUs do not provide any voting rights or rights to receive dividends until the PSUs are earned and vested. For a more complete description of the PSUs, see "Compensation Discussion and Analysis—Long-Term Incentive Compensation."

(3)
The amounts in this column reflect equity compensation paid to the named executive officers in 2014 pursuant to annual qualified performance-based awards granted to these officers in 2013 under our annual incentive program. The shares of restricted stock were granted to these officers on February 18, 2014 following the Compensation Committee's certification of the attainment of 2013 annual financial performance goals established by the Committee under the annual incentive program. All of the restricted stock was granted under the Incentive Plan and will vest in three equal installments on February 18 of each of 2015, 2016 and 2017, assuming the award recipient complies with the terms and conditions of the applicable award agreement. The restricted stock awards are subject to forfeiture prior to vesting following certain terminations of employment or in the event the award recipient is terminated for cause, misappropriates confidential company information, participates in or is employed by a talent competitor of Piper Jaffray, or solicits employees, customers or clients of Piper Jaffray, all as set forth in more detail in the applicable award agreement. Recipients have the right to vote all shares of Piper Jaffray restricted stock they hold and to receive dividends (if any) on the restricted stock at the same rate paid to our other shareholders. The number of shares of restricted stock awarded to each named executive officer for the 2013 qualified performance-based awards was determined by dividing specified dollar amounts representing a percentage of the individual's total annual incentive compensation for 2013 by $40.12, the closing price of our common stock on the February 18, 2014 grant date.

(4)
The grant date fair value is generally the amount the company would expense in its financial statements over the award's service period under FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning equity awards held by the named executive officers that were outstanding as of December 31, 2014.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested(1) (#)	Market Value of Shares of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Andrew S. Duff	6,098	—	47.85	2/21/2016	46,239	2,686,023	86,767	5,040,295
	9,641	—	70.13	2/15/2017	—	—
	32,149	—	41.09	2/15/2018	—	—
Debbra L. Schoneman	—	—	—	—	8,390	487,375	43,384	2,520,177
Chad R. Abraham	—	—	—	—	23,861	1,386,085	34,423	1,999,632
Jeffrey P. Klinefelter	—	—	—	—	22,426	1,302,726	17,921	1,041,031
R. Scott LaRue	—	—	—	—	20,775	1,206,820	34,423	1,999,632

(1)
The shares of restricted stock vest on the dates and in the amounts set forth in the table below, so long as the award recipient complies with the terms and conditions of the applicable award agreement.

Vesting Date	Andrew S. Duff	Debbra L. Schoneman	Chad R. Abraham	Jeff Klinefelter	R. Scott LaRue
February 15, 2015	11,934	2,043	2,606	6,508	4,756
February 18, 2015	9,146	1,578	6,216	4,430	4,440
February 15, 2016	6,865	1,611	2,607	2,626	2,699
February 18, 2016	9,147	1,579	6,216	4,431	4,440
February 18, 2017	9,147	1,579	6,216	4,431	4,440
(2)
The values in this column are based on the $58.09 closing sale price of our common stock on the New York Stock Exchange on December 31, 2014.

(3)
The numbers in this column reflect the number of PSUs awarded in May of 2012, 2013, and 2014 that will vest on May 14 of 2015, 2016, and 2017, respectively, to the extent earned in accordance with the total shareholder return requirements established for the three-year performance period.

Option Exercises and Stock Vested

The following table sets forth certain information concerning stock options exercised and restricted stock awards vested during the year ended December 31, 2014.

	Option Exercises		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Andrew S. Duff	11,719	196,795	19,773	793,293
Debbra L. Schoneman	290	4,846	3,172	127,261
Chad R. Abraham	4,442	63,722	6,830	274,020
Jeffrey P. Klinefelter	—	—	10,027	402,284
R. Scott LaRue	3,609	50,517	7,753	311,051

(1)
The value realized upon exercise of the stock options reflects the difference between the market price of Piper Jaffray Companies common stock at the time of exercise on the exercise date and the exercise price of the option.

(2)
The value realized upon vesting of the stock awards is based on the $40.12 closing sale price of our common stock on February 18, 2014, the first trading date during which the New York Stock Exchange was open following the date on which the awards vested (February 15, 2014).

Non-Qualified Deferred Compensation Plans

In June 2013, we adopted the Piper Jaffray Companies Deferred Compensation Plan (the "Deferred Compensation Plan"). The Deferred Compensation Plan is intended to be an "unfunded" plan, and, subject to the terms and conditions set forth in the Deferred Compensation Plan, each eligible participant may elect to defer a maximum of 50% of their salary or 90% of the cash award they receive under the annual incentive program. Deferrals under the Deferred Compensation Plan are fully vested at all times, and are credited to a deferral account maintained for each participant. Each participant has the opportunity to select from notional investment options determined by the plan administrator, and the amounts credited to their deferral accounts are adjusted periodically to reflect earnings and losses calculated based on the market return of the notional investment options selected by the participant. The notional investment options available under the Deferred Compensation Plan are similar to those offered under the company's 401(k) plan, except that the the self-directed brokerage feature is not available. Participants may make investment changes at any time. With certain exceptions, deferral accounts are paid or commence payment upon a fixed payment date, as elected by the participant, or upon the participant's retirement. Participants generally may elect that payments be made in a single lump sum or in annual installments over a period of between two and ten years, however, payment will be made in a lump sum upon the termination of a participant's employment for any reason other than retirement.

The following table summarizes information with respect to the participation of the named executive officers in the Piper Jaffray Companies Deferred Compensation Plan for the year ended December 31, 2014.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Balance at Last Fiscal Year End ($)(3)(4)
Andrew S. Duff	—	—	—
Debbra L. Schoneman	$162,000	$6,543	$168,543
Chad R. Abraham	$503,125	$63,328	$570,403
Jeffrey P. Klinefelter	—	—	—
R. Scott LaRue	$1,045,000	$64,521	$1,109,521

(1)
The amounts reported in this column are reported as "Non-Equity Incentive Compensation" for 2013 in the Summary Compensation Table above to the extent that the named executive officer's 2013 compensation was required to be disclosed.

(2)
The amounts reported in this column were not reported in the Summary Compensation Table as part of each named executive officer's compensation for year the ended December 31, 2014 because the company does not pay guaranteed, above-market or preferential earnings on deferred compensation.

(3)
The amounts reported in this column for each named executive officer include amounts deferred from non-equity annual incentive compensation earned in February 2014 for 2013 performance, and reflect the returns of each named executive officer on those amounts deferred based on the performance of their notional investment selections.

(4)
Amounts shown for all named executive officers others than Mr. Abraham include only amounts deferred under the Piper Jaffray Companies Deferred Compensation Plan. Mr. Abraham's figure includes a $3,960 balance in one of our historical deferred compensation programs which is more fully described above in the section titled "Executive Compensation Compensation Discussion and Analysis—Compensation Program and Payouts—Other Compensation."

Potential Payments Upon Termination or Change-in-Control

The following table sets forth quantitative information with respect to potential payments to be made to each of the named executive officers or their beneficiaries upon termination in various circumstances, assuming termination on December 31, 2014. In the following table, unless indicated otherwise, all equity is listed at its dollar value as of December 31, 2014.

	Type of Termination
Name	Change-in-Control Not Followed by Employment Termination	Involuntary Termination Within 24 Months Following a Change-in-Control	Voluntary Termination	Involuntary Termination Under Severance Plan	Other Involuntary Termination Not for Cause	Death or Disability	Involuntary Termination for Cause
Andrew S. Duff
Severance(1)	—	—	—	$325,000	—	—	—
Restricted Equity(2)(3)	$1,675,491	$3,962,142	$3,962,142	$3,962,142	$3,962,142	$3,962,142	—
PSUs(4)	$5,040,295	$5,040,295	—	Indeterminable	—	Indeterminable	—
Annual Incentive Award(5)	Indeterminable	—	—	—	—	—	—
Debbra L. Schoneman
Severance(1)	—	—	—	$250,000	—	—	—
Restricted Equity(2)(3)	$281,587	$742,573	$742,573	$742,573	$742,573	$742,573	—
PSUs(4)	$2,520,177	$2,520,177	—	Indeterminable	—	Indeterminable	—
Annual Incentive Award(5)	Indeterminable	—	—	—	—	—	—
Chad R. Abraham
Severance(1)	—	—	—	$212,500	—	—	—
Restricted Equity(2)(3)	$532,049	$843,986	$843,986	$843,986	$843,986	$843,986	—
PSUs(4)	$1,999,632	$1,999,632	—	Indeterminable	—	Indeterminable	—
Annual Incentive Award(5)	Indeterminable	—	—	—	—	—	—
Jeffrey P. Klinefelter
Severance(1)	—	—	—	$212,500	—	—	—
Restricted Equity(2)(3)	$887,563	$2,000,738	$2,000,738	$2,000,738	$2,000,738	$2,000,738	—
PSUs(4)	$1,041,031	$1,041,031	—	Indeterminable	—	Indeterminable	—
Annual Incentive Award(5)	Indeterminable	—	—	—	—	—	—
R. Scott LaRue
Severance(1)	—	—	—	$179,808	—	—	—
Restricted Equity(2)(3)	$662,171	$1,259,796	$1,259,796	$1,259,796	$1,259,796	—	—
PSUs(4)	$1,999,632	$1,999,632	—	Indeterminable	—	Indeterminable	—
Annual Incentive Award(5)	Indeterminable	—	—	—	—	—	—

(1)
Under our Severance Plan, employees may be eligible for severance payments in the event of employment termination by us due to a facility closure, permanent work-force reduction, organizational change that eliminates the employee's position, or similar event as determined by the company. The named executive officers participate in the Severance Plan on the same basis as all other employees. The amount in the table reflects salary continuation payments calculated in accordance with the provisions of the plan. Also under this plan, the named executive officers would be entitled to continue to participate in our health and welfare benefits programs at employee rates during the severance period.

(2)
Under the Incentive Plan, in the event of a change-in-control of Piper Jaffray, regardless of whether an employee's employment is terminated, all outstanding restricted stock and mutual fund restricted shares that were granted prior to May 8, 2013 will vest and all restrictions on the restricted stock and mutual fund restricted shares will lapse. All awards granted under the Incentive Plan on or after May 8, 2013 that are continued, assumed or replaced in connection with a change-in-control will vest, be deemed earned or have restrictions lapse only if the recipient's employment is terminated involuntarily (other than for cause) within 24 months of the change-in-control.

(3)
Under the applicable award agreements, all of the restricted stock awards and mutual fund restricted shares will continue to vest following a termination of employment so long as the termination was not for cause and the employee does not violate certain post-termination restrictions. Also, vesting is accelerated upon a company-determined severance event. The amounts in the table reflect these terms and conditions and assume compliance with any post-termination vesting requirements that are within the named executive officers' control.

(4)
Under the applicable award agreements, each PSU automatically will become one share of restricted stock on the closing date of a change-in-control, and each resulting share of restricted stock will remain restricted until the end of the applicable 36-month performance period. If the named executive officer remains continuously employed by us after the closing of the change-in-control through the end of the 36-month performance period, all shares of restricted stock arising from the PSUs will vest on the last day of the performance period. The amounts in the table reflect these terms and conditions and assume the named executive officer remains continuously employed by us throughout the 36-month performance period. If the named executive officer's employment is terminated after the closing of the change-in-control and prior to the end of the performance period (i) by us without cause, (ii) by the named executive officer for good reason, (iii) in connection with the named executive officer's death or disability or (iv) under such circumstances determined to constitute retirement by the Compensation Committee in its sole discretion, all unvested shares of restricted stock arising from the PSUs will vest on the date of termination of the named executive officer's employment with us. If the named executive officer's employment with us terminates because of a company-determined severance event or the named executive officer's retirement (as determined by the Compensation Committee), death, or disability prior to a change-in-control, then the named executive officer will earn a number of PSUs equal to (i) the number of PSUs that would otherwise be earned pursuant to the award agreement but for the named executive officer's termination multiplied by (ii) a fraction, (1) the numerator of which is the number of days during the performance period up to and including the date of termination of the named executive officer's employment with us and (2) the denominator of which is the total number of days in the performance period. The 36-month performance period for the PSUs awarded in 2012, 2013, and 2014 ends on May 14 of 2015, 2016, and 2017, respectively, and therefore any PSUs that might vest in connection with a named executive officer's termination as a result of a company-determined severance event, or his or her retirement, death or disability is not determinable at this time.

(5)
Qualified performance-based awards granted under the annual incentive program are payable in the discretion of the Compensation Committee, and are therefore indeterminable.

Risk Assessment of Compensation Policies and Practices

In early 2015, our management prepared a company-wide inventory and review of our compensation policies and practices for both executive officers and for employees generally, which management discussed with the Compensation Committee. In connection with this review and discussion, we determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

SECURITY OWNERSHIP

Stock Ownership Guidelines

We believe it is important for our directors and executive officers to maintain a meaningful equity interest in our company, to ensure that their interests are aligned with the interests of our shareholders. Our Compensation Committee has adopted stock retention guidelines to establish expectations for our executive officers and non-employee directors with respect to their equity stake in the company. Non-employee directors are expected to retain 50% of the shares awarded to them through our incentive plan, or acquired upon exercise of stock options. The guideline for non-employee directors applies irrespective of taxes paid for shares awarded, but is net of exercise costs for stock options. The stock retention guidelines applicable to our executive officers are described above in "Compensation Discussion and Analysis—Compensation Policies—Executive Stock Ownership and Prohibition on Hedging."

Beneficial Ownership of Directors, Nominees and Executive Officers

The following table shows how many shares of our common stock were beneficially owned as of March 18, 2015 by each of our directors and executive officers named in the Summary Compensation Table contained in this proxy statement, and by all of our directors and executive officers as a group. The table also includes the number of shares of phantom stock that were deemed owned as of this date by each of our non-employee directors. Unless otherwise noted, the shareholders listed in the table have sole voting and investment power with respect to the shares owned by them.

Name of Beneficial Owner	Shares of Piper Jaffray Common Stock*	Phantom Shares**
Chad R. Abraham	58,112(1)	—
Andrew S. Duff	227,925(2)	—
William R. Fitzgerald	—	4,096
B. Kristine Johnson	16,652(3)	1,743
Jeffrey P. Klinefelter	56,221(4)	—
R. Scott LaRue	60,731(5)	—
Addison L. Piper	22,125(6)	3,495
Lisa K. Polsky	500(7)	25,723
Debbra L. Schoneman	24,251(8)	—
Philip E. Soran	1,409(9)	3,232
Scott C. Taylor	2,988(10)	—
Michele Volpi	8,549(11)	—
All directors and executive officers as a group (16 persons)	631,941(12)	38,289

*
None of the individuals identified in this table owns more than 1% of Piper Jaffray common stock outstanding with the exception of Mr. Duff with 1.40%. As a group, our directors, and executive officers hold 3.87% of Piper Jaffray common stock. (These percentages are calculated using our outstanding shares as of March 18, 2015 plus 54,040 shares of common stock covered by options that are currently exercisable for the group.) The holders of restricted stock identified in the footnotes below have no investment power with respect to the restricted stock.

**
The directors have no voting or investment power with respect to the shares of phantom stock. All shares of phantom stock have been deferred pursuant to the Deferred Compensation Plan for

  Non-Employee Directors, as described above under "Compensation Program for Non-Employee Directors."

(1)
Includes 2,607 shares of restricted stock that will vest on February 15, 2016, 12,432 shares of restricted stock that will vest in equal installments on February 18, 2016-17, 16,593 shares of restricted stock that will vest in equal installments on February 17, 2016-18, 22,849 shares of common stock held directly, and 3,631 shares of common stock held in the Piper Jaffray Companies Retirement Plan.

(2)
Includes 6,865 shares of restricted stock that will vest on February 15, 2016, 18,294 shares of restricted stock that will vest in equal installments on February 18, 2016-17, 26,396 shares of restricted stock that will vest in equal installments on February 17, 2016-18, 128,472 shares of common stock held directly, 10 shares of common stock held by his two children, and 47,888 shares of common stock covered by options that are currently exercisable.

(3)
Includes 9,160 shares of common stock held directly, 1,200 shares of common stock held in an individual retirement account, 4,330 shares of common stock held in a family trust, and 1,962 shares of common stock covered by options that are currently exercisable.

(4)
Includes 2,626 shares of restricted stock that will vest on February 15, 2016, 8,862 shares of restricted stock that will vest in equal installments on February 18, 2016-17, 11,849 shares of restricted stock that will vest in equal installments on February 17, 2016-18, 32,134 shares of common stock held directly, and 750 shares held by his three minor children.

(5)
Includes 2,699 shares of restricted stock that will vest on February 15, 2016, 8,880 shares of restricted stock that will vest in equal installments on February 18, 2016-17, 16,593 shares of restricted stock that will vest in equal installments on February 17, 2016-18, 31,790 shares of common stock held directly, and 60,731 shares of common stock held in the Piper Jaffray Companies Retirement Plan.

(6)
Includes 19,205 shares of common stock held directly, 176 shares of common stock held in the Piper Jaffray Companies Retirement Plan, 1,000 shares of common stock held in an individual retirement account, and 1,694 shares of common stock covered by options that are currently exercisable. The amount for Mr. Piper also includes 50 shares of common stock held by Mr. Piper's spouse, as to which he disclaims beneficial ownership because he does not have voting or dispositive power over the shares.

(7)
All shares beneficially owned by Ms. Polsky are held directly.

(8)
Includes 1,611 shares of restricted stock that will vest on February 15, 2016, 3,158 shares of restricted stock that will vest in equal installments on February 18, 2016-17, 7,456 shares of restricted stock that will vest in equal installments on February 17, 2016-18, and 12,026 shares of common stock held directly.

(9)
All shares beneficially owned by Mr. Soran are held directly.

(10)
All shares beneficially owned by Mr. Taylor are held directly.

(11)
All shares beneficially owned by Mr. Volpi are held directly.

(12)
Includes 26,792 shares of restricted stock that will vest on February 15, 2016, 56,777 shares of restricted stock that will vest in equal installments on February 18, 2016-17, 97,858 shares of restricted stock that will vest in equal installments on February 17, 2016-18, 5,758 shares of common stock held in the Piper Jaffray Companies Retirement Plan, 390,716 shares of common stock held directly, by family members, by family trusts or by a retirement or profit-sharing plan or account other than the Piper Jaffray Companies Retirement Plan, and 54,040 shares covered by options that are currently exercisable.

Beneficial Owners of More than Five Percent of Our Common Stock

Based on filings made under Section 13(g) of the Securities Exchange Act of 1934, the persons known by us to be beneficial owners of more than 5% of our common stock were as follows:

Name of Beneficial Owner	Shares of Piper Jaffray Common Stock	Percent of Class
BlackRock, Inc.
40 East 52nd Street New York, NY 10022	1,546,777(1)	9.5%
Dimensional Fund Advisors LP.
40 East 52nd Street New York, NY 10022	814,430(2)	5%
T. Rowe Price Associates, Inc.
100 E. Pratt Street Baltimore, MD 21202	837,220(3)	5.1%
The Vanguard Group, Inc.
100 Vanguard Blvd. Malvern, PA 19355	1,214,328(4)	7.5%

(1)
This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 15, 2015, by BlackRock, Inc. BlackRock reported sole voting power as to 1,505,607 shares and sole dispositive power as to 1,546,777 shares.

(2)
This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 5, 2015, by Dimensional Fund Advisors LP. Dimensional reported sole voting power as to 806,590 shares and sole dispositive power as to 814,430 shares. According to the Schedule 13G, Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional may possess voting and/or investment power over the securities of the issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(3)
This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2015, by T. Rowe Price Associates, Inc. T. Rowe Price Associates reported that it has sole voting power as to 218,620 shares and sole dispositive power as to 837,220 shares.

(4)
This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2015, by The Vanguard Group, Inc. Vanguard reported that it has sole voting power as to 25,218 shares, sole dispositive power as to 1,191,110 shares, and shares dispositive power as to 23,218 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors to file initial reports of ownership of our securities and reports of changes in ownership with the Securities and Exchange Commission. Based on our knowledge and on written representations from our executive officers and directors, we believe that all Section 16(a) filing and disclosure requirements applicable to our executive officers and directors for 2014 have been satisfied, with the exception of one report filed late by our general counsel, John W. Geelan, as a result of a percentage-based reallocation of his 401(k) portfolio, which inadvertently caused the disposition of our common stock from the portfolio.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, comprised entirely of independent, non-employee directors, is responsible for establishing and administering our policies involving the compensation of our executive officers. No employee of the company serves on the Compensation Committee. The Committee members have no interlocking relationships as defined by the Securities and Exchange Commission.

Transactions with Related Persons

From time to time in the ordinary course of business, Piper Jaffray, through our subsidiaries, engages in transactions with other corporations or entities whose executive officers or directors also are directors or executive officers of Piper Jaffray or have an affiliation with our directors or executive officers. Such transactions are conducted on an arm's-length basis and may not come to the attention of our directors or executive officers or those of the other corporations or entities involved. In addition, from time to time our executive officers and directors and their affiliates may engage in transactions in the ordinary course of business involving goods and services provided by Piper Jaffray, such as brokerage, asset management and financial advisory services. Such transactions are made on substantially the same terms and conditions as other similarly-situated clients who are neither directors nor employees.

We engage in ordinary course trading, brokerage and similar transactions with BlackRock, Dimensional Fund Advisors, T. Rowe Price Associates, and The Vanguard Group, all of whom are 5% shareholders of the company. The transactions we conduct with these firms are negotiated on an arms-length basis and contain customary terms and conditions.

From time to time, we permit our employees, including executive officers, and directors who are accredited investors to personally invest in private funds managed by Piper Jaffray or our asset management subsidiaries to support marketing efforts for these funds. To encourage employee participation in these private funds, they may be offered to employees, including executive officers, on a reduced or no management fee basis. No distributions, consisting of profits and other income and/or return of amounts initially invested, exceeded $120,000 from funds managed by Piper Jaffray or our asset management subsidiaries were made to our executive officers or directors during 2014. With respect to registered funds advised or sub-advised by our asset management subsidiaries, executive officers and directors may invest their personal funds in these funds on substantially the same terms and conditions as other similarly-situated investors in these funds who are neither directors nor employees.

Review and Approval of Transactions with Related Persons

To minimize actual and perceived conflicts of interests, our Board of Directors has adopted a written policy governing our company's transactions where the aggregate amount involved is reasonably expected to exceed $120,000 and any of the following persons has or may have a direct or indirect interest: (a) our executive officers or directors (including nominees), (b) shareholders who own more than 5% of our common stock, (c) immediate family members of any executive officer or director, and (d) the primary business affiliation of any person described in (a), (b) or (c). Unless exempted from the policy, related person transactions must be submitted for review by our Nominating and Governance Committee. The Nominating and Governance Committee considers the available, relevant facts and circumstances and will approve or ratify only those related person transactions that it determines are in, or are not inconsistent with, the best interests of our company and its shareholders. The chairperson of the Nominating and Governance Committee may approve and ratify transactions if it is not practicable to wait until the next committee meeting, but the chairperson is required to report to the committee at its next meeting any approval or ratification pursuant to this delegated authority. The Board of Directors also may exercise the powers and duties of the Nominating and Governance Committee under our policy governing related person transactions. Certain transactions that would not be required to be disclosed under applicable rules and regulations of the Securities and Exchange Commission are exempted from the definition of related person transactions under our policy.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT AUDITOR

Audit Committee Report

The primary function of our Audit Committee is oversight of our financial reporting process, publicly filed financial reports, internal accounting and financial controls, and the independent audit of the consolidated financial statements. The consolidated financial statements of Piper Jaffray Companies for the year ended December 31, 2014 were audited by Ernst & Young LLP, independent auditor for the company.

As part of its activities, the Committee has:

    1.
    Reviewed and discussed with management and the independent auditor the company's audited financial statements;

    2.
    Discussed with the independent auditor the matters required to be communicated under Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

    3.
    Received the written disclosures and letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board in Rule 3200T regarding the independent auditor's communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor's independence.

Management is responsible for the company's system of internal controls and financial reporting process. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report thereon. Our Committee's responsibility is to monitor and oversee these processes. Based on the foregoing review and discussions and a review of the report of Ernst & Young LLP with respect to the consolidated financial statements, and relying thereon, we have recommended to the Board of Directors of Piper Jaffray Companies the inclusion of the audited consolidated financial statements in Piper Jaffray's Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors of Piper Jaffray Companies
Lisa K. Polsky, Chairperson
Philip E. Soran
Scott C. Taylor

Auditor Fees

Ernst & Young LLP served as our independent auditor for 2014 and 2013. The following table presents fees for professional audit services for the audit of our annual consolidated financial statements for 2014 and 2013, as well as fees for the review of our interim consolidated financial statements for each quarter in 2014 and 2013 and for all other services performed for 2014 and 2013 by Ernst & Young LLP.

	2014	2013
Audit Fees	$1,224,300	$1,149,000
Audit-Related Fees(1)	$242,000	$230,900
Tax Fees	$0	$0
All Other Fees(2)	$1,995	$1,995

Total	$1,468,295	$1,381,895

(1)
Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. Specifically, the services provided for 2014 and 2013 included services relating to IRA Keogh agreed-upon procedures, employee benefit plan audits, security custody surprise audit count and the issuance of an independent auditor's report on controls placed in operation and tests of operating effectiveness. The services provided also include audit services provided to (i) consolidated investment funds of our alternative asset management business, (ii) private investment funds of Advisory Research, our primary asset management business, and certain of our merchant banking funds. All of the audit services fees provided to the private investment funds of Advisory Research are paid for by the funds.

(2)
Relates to a subscription fee for online research provided by Ernst & Young LLP.

Auditor Services Pre-Approval Policy

The Audit Committee has adopted an auditor services pre-approval policy applicable to services performed for us by our independent auditor. In accordance with this policy, the Audit Committee's practice is to approve annually all audit, audit-related and permissible non-audit services to be provided by the independent auditor during the year. If a service to be provided is not pre-approved as part of the annual process or if it may exceed pre-approved fee levels, the service must receive a specific and separate pre-approval by the Audit Committee, which has delegated authority to grant such pre-approvals during the year to the chairperson of the Audit Committee. Any pre-approvals granted pursuant to this delegated authority are reported to the Audit Committee at its next regular meeting.

Our Audit Committee has determined that the provision of the non-audit services described in the table above was compatible with maintaining the independence of our independent auditor. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor's independence. On February 20, 2015, the Audit Committee pre-approved certain services to be provided by our independent auditor relating to engagements occurring on or after that date.

ITEM 2—RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Audit Committee of our Board of Directors has selected Ernst & Young LLP to serve as our independent auditor for the year ending December 31, 2015. While it is not required to do so, our Board of Directors is submitting the selection of Ernst & Young LLP for ratification in order to ascertain the views of our shareholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be available to answer shareholder questions and will have the opportunity to make a statement if they desire to do so.

The Board of Directors recommends that you vote FOR ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Jaffray Companies and our subsidiaries for the year ending December 31, 2015. Proxies will be voted FOR ratification of this selection unless otherwise specified.

ITEM 3—ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

We are asking our shareholders to provide advisory approval of the compensation of the officers included in this proxy statement, as we have described it in the "Executive Compensation" section. While this vote is advisory and not binding on our company, the Compensation Committee of the Board of Directors will consider the outcome of the vote when making future compensation decisions for our executive officers. Following are some of the key points of our 2014 executive compensation program:

Our compensation practices demonstrate sound corporate governance.    We continually review our executive compensation program to ensure it reflects good governance practices and the best interests of shareholders.

	What we do:		What we do NOT do:
✓	Annual incentives directly tied to our performance;	X	Stand-alone change-in-control agreements;
✓	Long-term incentives directly tied to returns generated for our shareholders;	X	Employment agreements with our executives;
✓	Meaningful annual equity awards granted in lieu of—not in addition to—annual cash incentives;	X	Repricing of underwater stock options;
✓	Stock retention guidelines for executive officers and directors, supplemented with an anti-hedging policy;	X	Excessive perquisites; and
✓	"Double trigger" change-in control provision for all equity awards granted on or after May 8, 2013; and	X	Tax gross-ups, other than in the case of certain tax equalization or relocation expenses, consistent with firm-wide policies.
✓	A clawback policy to recover incentive compensation in certain circumstances.

We have designed our annual incentive and long-term compensation programs to be pay-for-performance.    In 2014, awards under our annual incentive plan were funded by our profitability. We continued the long-term incentive compensation element we introduced in 2012 that uses total shareholder return as the basis for vesting and therefore directly ties the named executive officers' compensation to the benefits realized by our shareholders.

In 2014, we achieved significant results for our shareholders, with a return on equity of 8.1% and our highest earnings per share from continuing operations since our spin-off from U.S. Bancorp in 2003. As a result of our strong performance, our stock price rose nearly 47% during the year. Our strong performance was a result of investments we have made over the past few years in our higher margin businesses, such as advisory services, as well as our efforts to manage our costs and improve our productivity and performance in our other businesses. These strategic efforts positioned us to gain market share in our focus sectors in equities financing and take full advantage of accommodative market conditions to achieve strong profitability and returns for our shareholders in 2014.

Our named executive officers' compensation for 2014 reflects the improvement in our performance and profitability and the strong results obtained by our equities and investment banking business during the year, as well as our continued execution of our strategic initiatives.

At our 2011 annual meeting, the shareholders of the company recommended one year as the frequency of advisory votes on the compensation of our named executive officers (the "Say-on-Pay Vote"). We have had annual Say-on-Pay Votes since our 2011 annual meeting. The next Say-on-Pay Vote will be held at the 2016 annual meeting.

The Board of Directors recommends that shareholders approve the following advisory resolution:

RESOLVED, that the compensation paid to the individuals identified in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of this proxy statement), is hereby approved.

The Board of Directors recommends that you vote FOR the advisory (non-binding) resolution.

ITEM 4—APPROVAL OF THE AMENDMENT OF
THE PIPER JAFFRAY COMPANIES AMENDED
AND RESTATED 2003 ANNUAL AND
LONG-TERM INCENTIVE PLAN

The Board of Directors recommends that you vote FOR approval of the amendment to the Amended and Restated 2003 Annual and Long-Term Incentive Plan.

Based on our historical grant practices, in the event that the proposal is not approved, we do not anticipate that we can complete the equity award grant for 2015 annual incentive compensation to be granted in February 2016. If sufficient shares aren't available, we would be forced to increase the cash or mutual fund restricted share component of our annual incentive compensation to make up for the missing equity component. We believe this would not be in our shareholders' best interests as it would remove incentives aligning our employees and our senior leaders with shareholders to drive firm-wide performance and create long-term shareholder value.

Our Board of Directors has unanimously approved, upon the recommendation of the Compensation Committee, an amendment to our Amended and Restated 2003 Annual and Long-Term Incentive Plan (the "Incentive Plan") to increase the number of shares of our common stock that may be issued under the Incentive Plan by 1,200,000. This amendment is subject to the approval of our shareholders at the 2015 annual meeting. The last time we obtained shareholder approval to increase the shares authorized was in 2009, when such approval increased the shares authorized to the current level of 7,000,000. We expect that shareholder approval of the 1,200,000 would allow us to continue granting equity awards to our employees for approximately three years based on historical granting practices and the recent trading price of our shares of common stock.

In voting on this proposal, shareholders are also being asked to reapprove the material terms of the Incentive Plan with respect to awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, including the business criteria on which performance goals are based and the maximum awards that may be made to any individual.

The Board of Directors recommends that you vote FOR this proposal.

Highlights of the Proposal

What does the proposal accomplish?	We expect this proposal would allow us to continue to grant equity to our employees in connection with our annual incentive compensation, long-term incentive awards, and hiring and retention efforts for approximately three years, consistent with our past practices and the recent trading price of our shares of common stock.

Our closing stock price increased 47% between the end of the 2013 and 2014, and has increased 188% over the past three years. We believe that our strong performance relative to the peer group that we used for compensation purposes in 2014 is indicative of the talents, expertise, efforts, and dedication of our employees.
One- and Three-Year Total Shareholder Return(1)

(1) As measured by Standard & Poor's Capital IQ through December 31, 2014.

Maintaining our ability to issue equity is an essential component of our compensation program, which we use to attract, recruit, develop, and retain those employees upon whom our future growth and success rely.
How does the company offset the dilution caused by the equity plan?
We have sought to address shareholder concerns about dilution through share repurchases, which have significantly decreased our outstanding shares of common stock. Since our spinoff from U.S. Bancorp, the number of our weighted average basic common shares outstanding has decreased by over 20% from 19,333,000 in 2004 to 14,971,000 in 2014. Over the past three years, we have repurchased 3,365,120 shares of our common stock (and an additional 1,623,506 shares have been returned to the Incentive Plan through forfeiture or tax withholdings over the same time period). These share repurchases have more than offset the amount of equity we have granted to employees during that period, as demonstrated by the table below:

Year	Shares Granted Under Incentive Plan (including Performance Share Units)	Shares Repurchased on Open Market During Fiscal Year	Weighted Average Basic Common Shares Outstanding
2012	870,926	1,645,458	15,615,000
2013	813,865	1,719,662	15,046,000
2014	549,852	—	14,971,000
Total	2,234,643	3,365,120	N/A

	We remain committed to managing dilution over the long term, and our Board approved a new two-year, $100 million authorization under our share repurchase program effective beginning in October 2014. The amount of repurchases in future years will depend on a number of factors, such as the availability of cash and market conditions.
How does the company's use of equity compare to its peers?
	The rate at which a company grants equity compared to the number of outstanding shares of company stock is referred to as the company's "burn rate." Some shareholders view the burn rate as a helpful measure to compare the rates at which peer companies have granted equity. The more equity that a company grants in relation to the total number of its shares of common stock outstanding, the higher that company's burn rate will be.

	Over the past three years, our average burn rate has been 4.9%, which is below the median of the peer group of companies in the middle-market investment banking and asset management industries that we used for compensation purposes in 2014, according to an analysis prepared by our independent compensation consultant, Frederic W. Cook & Co. ("FWC").
	4.9%	6.5%
	Our three-year average burn rate.	The three-year average burn rate of the median of our peer group.

	When taking into account share repurchases, the net effect of our share repurchases and equity grants has been a decrease in our weighted average basic common shares outstanding by over 4% over the past three years.

How will the additional 1.2 million shares affect current shareholders?	Aggregate potential dilution is intended to be a measure of the total potential shareholder dilution posed by an equity plan. Based on the total number of outstanding unvested equity awards and potential future awards under our existing equity plan as of March 18, 2015, if the Incentive Plan is approved by shareholders, the potential dilution associated with the Incentive Plan will be 18.8%, which is also below the median of our compensation peer group of companies according to an analysis prepared by FWC.
	18.8%	25.8%
	Our potential dilution associated with the amended Incentive Plan, as of March 18, 2015.
		The median potential dilution of our peer group (calculations generally reflect data as of our peer companies' 2013 fiscal year-ends, the most recent period for which complete information is publicly available.

	Additionally, share repurchases have more than offset the amount of equity we have granted to employees during the past three years, as mentioned above, further reducing the dilutive effect of our equity grants.
How does the company use equity?
	We use equity with a select group of our senior leaders and revenue-generating employees in accordance with our compensation philosophy and objectives. Our most significant use of equity arises from our annual incentive compensation, which is earned based on revenue already generated, where we grant a portion of our senior leaders and revenue-generating employees' annual incentive compensation in restricted equity awards in lieu of cash. Over the past three years, these restricted equity awards for annual incentives have been granted to approximately 17% of our employees, and have made up 59% of the equity compensation we have granted over that time.

Below is an overview of how we have used equity over the past three fiscal years:

Will any other term of the Incentive Plan change if this amendment is approved?	If this proposal is approved by shareholders, an additional 1,200,000 shares will be authorized and the term of the Incentive Plan will be extended from May 2023 to May 2025. As discussed above, we expect to need shareholder approval to amend the Incentive Plan again to add additional shares before the Incentive Plan is scheduled to expire. The Incentive Plan and our compensation policies will continue to retain the following features:

•

No "evergreen" provision (which would automatically increase the number of shares).

•

Double-trigger change-in-control provisions.

•

No hedging of equity-based awards permitted by our executive officers.

•

No repricing or below-market grants of stock options and stock appreciation rights (SARs) permitted.

•

All incentive awards to executive officers under the Incentive Plan will be subject to recovery under our clawback policy.

Why does the Board of Directors recommend that I vote FOR this proposal?	Without your approval of this proposal, we do not anticipate having sufficient equity to issue in connection with the annual incentive compensation grant we anticipate making in February 2016. The ability to issue equity is fundamental to our compensation philosophy and core objectives for the following reasons:

•

Pay for performance—We pay for performance. Our employees' annual incentives are based on a combination of their productivity and our profitability. Our highest-producing employees and senior leaders receive a portion of their annual incentives in the form of restricted equity in lieu of cash for services already performed and profits already generated. On average over the past three years, these restricted equity awards for services already performed and revenue already generated have been granted to approximately 17% of our employees, and have made up 59% of the equity awards we have granted over that time.

•

Sustain and strengthen the franchise—We operate in a highly competitive industry and our results are largely attributable to the talents, expertise, and efforts of our employees. Our compensation program, including our ability to grant equity awards, is the primary means by which we attract and recruit new employees. In addition, nearly all of our equity awards are restricted, which means they generally vest ratably over three years' time only so long as the employee remains employed by us or refrains from working for a deemed talent competitor. These restrictions materially contribute to our ability to retain the revenue-generating employees and senior leaders upon whom the future growth and success of our company depend.

•

Align risk and reward—We are committed to using a mix of compensation to create an environment that encourages increased profitability for the company without undue risk taking. Our use of equity compensation in lieu of cash allows us to tie a portion of our senior leaders' and revenue-generating employees' compensation to our company's long-term results, performance, and financial strength.

•

Align employees with shareholders—By providing our senior leaders and revenue-generating employees with an ownership stake in our company, our use of equity compensation incentivizes these employees to create long-term value for our shareholders.

Your approval of this proposal would allow us to continue to grant equity to our employees in connection with our annual incentive compensation, long-term incentive awards, and hiring and retention efforts for approximately three years, consistent with our past practices and the recent trading price of our shares of common stock. We believe that three years' time provides our shareholders the opportunity to regularly vote on our equity plan and allows us to respond to evolving compensation practices and strategic growth opportunities that may arise.

The material features of the Incentive Plan are provided below in the section titled "Description of the Incentive Plan." A copy of the Incentive Plan as proposed to be amended is attached as Appendix A, marked to show changes from the current version of the Incentive Plan. The summary of the Incentive Plan provided in this proxy statement is qualified in its entirety by reference to the text of the Incentive Plan provided in Appendix A.

Shares Available under the Incentive Plan

Based on our historical grant practices, in the event that the proposal is not approved, we do not anticipate that we can complete the equity award grant for 2015 annual incentive compensation to be granted in February 2016. If sufficient shares are not available, we would be forced to increase the cash or mutual fund restricted share component of our annual incentive compensation to make up for the missing equity component. We believe this would not be in our shareholders' best interests as it would remove incentives aligning our employees and our senior leaders with shareholders to drive firm-wide performance and create long-term shareholder value.

As of March 18, 2015, we had approximately 575,000 shares available for grant under our existing Incentive Plan. This figure reflects the 971,820 shares we had available for future issuance under the Incentive Plan as of December 31, 2014, minus 550,650 shares granted as equity compensation awards to employees in February 2015, plus 169,651 shares returned to the Incentive Plan in connection with tax withholding upon vesting in February 2015, as well as recruiting and retention grants made in the first quarter of this year. We currently expect to grant up to an additional 215,000 shares during 2015 in connection with our long-term incentive award program (i.e., our performance share units, or "PSUs") and our anticipated recruiting and retention efforts, leaving approximately 360,000 shares available for the February 2016 grant, assuming we do not make any other equity award grants during 2015. In connection with the restricted equity granted for annual incentive compensation in February 2013, 2014, and 2015, we have used on average 462,000 shares for equity awards each year, though this figure was significantly higher in 2015 as a result of our strong performance. Therefore, the additional 1,200,000 shares for which we are seeking approval is necessary in order to allow us to continue our compensation program using the same mix of cash and equity as we have in recent annual grants and which we believe have generated superior shareholder value.

Historical Equity Award Granting Practices

Although burn rate is just one factor that we believe shareholders should consider when assessing the Incentive Plan, we believe that our burn rate, which is below the median of our peer group, is reasonable, and demonstrates that we have been disciplined and have maintained sound equity compensation practices in light of our compensation philosophy and objectives.

We have sought to address shareholder concerns about dilution through share repurchases, which have significantly decreased our outstanding shares of common stock. Since our spinoff from U.S. Bancorp, the number of our weighted average basic common shares outstanding has decreased by over 20% from 19,334,261 in 2004 to 14,971,000 in 2014. We have repurchased 3,365,120 shares of our common stock over the last three years (and an additional 1,623,506 shares have been returned to the Incentive Plan through forfeiture or tax withholdings over the same time period). These share repurchases have more than offset the amount of equity we have granted to employees during that period, as demonstrated by the table below:

Year	Shares Granted Under Incentive Plan (including Performance Share Units)	Shares Repurchased on Open Market During Fiscal Year	Weighted Average Basic Common Shares Outstanding
2012	870,926	1,645,458	15,615,000
2013	813,865	1,719,662	15,046,000
2014	549,852	—	14,971,000
Total	2,234,643	3,365,120	N/A

The rate at which a company grants equity compared to the number of outstanding shares of company stock is referred to as the company's "burn rate." Burn rate is a direct measure of how a company utilizes the share reserves that are approved by shareholders. We calculate burn rate by dividing (a) the number of shares subject to equity awards granted during the period by (b) the weighted average basic common shares outstanding during the period. Our burn rate for all equity awards has averaged 4.9% over the past three fiscal years, and, when taking into account share repurchases, the net effect of our share repurchases and equity grants has been to decrease our weighted average basic common shares outstanding by over 4% during that time period.

The following table provides an overview of our grant history during the past three fiscal years.

	2014	2013		2012	Three-Year Average
Annual Equity Grants
Restricted Equity Granted under the Incentive Plan for Incentive Compensation	402,074	431,582		487,181	440,279
Equity Granted for Long-Term Incentive Program (PSUs)	115,290	117,265		214,526	149,027
Equity Granted in Connection with Hiring or Retention	19,654	251,178	(1)	147,955	139,596
Equity Granted to Non-Employee Directors	12,834	13,840		21,264	15,979
Total Equity Granted	549,852	813,865		870,926	744,881
Weighted Average Basic Common Shares Outstanding	14,971,000	15,046,000		15,615,000	15,210,667
Burn Rate(2)	3.7%	5.4%		5.6%	4.9%

(1)
This figure includes a special one-time grant made in connection with our acquisition of Edgeview Partners, L.P.

(2)
This figure is calculated by dividing the "Total Equity Granted" figure by the corresponding "Weighted Average Basic Common Shares Outstanding" figure. This figure is not adjusted for forfeitures or cancellation of awards, which would further reduce the burn rate if taken into account.

Because we have not yet made all of the grants we anticipate making in 2015, we have omitted 2015 grant activity from the table above. However, in February 2015, equity compensation awards to employees consisted of 550,650 shares of restricted stock. We currently expect to grant up to an additional 215,000 shares during 2015 in connection with our long-term incentive award program (i.e., our PSUs) and our anticipated recruiting and retention efforts.

Some shareholders find it important to compare a company's burn rate with that of its peers as a way of measuring the rate at which a company is granting equity. The following table summarizes, as of December 31, 2014, our annual burn rate as compared with the peer group we use for compensation purposes as described in the "Compensation Discussion and Analysis" section above, including Cowen Group, Inc., Evercore Partners Inc., FBR & Co., Greenhill & Co., JMP Group Inc., Lazard Ltd., Oppenheimer Holdings Inc., Stifel Financial Corp., and SWS Group, Inc. The peer group data was compiled by FWC, the independent compensation consultant to the Compensation Committee of our Board of Directors, based on publicly available data as of December 31, 2014.

	Burn Rate: Shares Granted as % of Weighted Average Basic Common Shares Outstanding(1)
Name	2014	2013	2012	Average
Piper Jaffray Companies	3.7%	5.4%	5.6%	4.9%
Peer Group—75th Percentile	6.6%	8.1%	7.9%	7.8%
Peer Group—Median	4.9%	6.3%	6.0%	6.5%
Peer Group—25th Percentile	3.8%	3.9%	4.2%	4.2%

(1)
Data as of December 31, 2014. The burn rate is calculated by dividing (a) the number of shares subject to equity awards granted during the period under equity plans by (b) the weighted average basic common shares outstanding during the period.

Our burn rate in each of 2014, 2013, and 2012 was 3.7%, 5.4%, and 5.6%, respectively, with a three-year average burn rate of 4.9%. This compares with a median burn rate of 4.9%, 6.3%, and 6.0% for the peer group for those years, with a median three-year average burn rate for the peer group of 6.5%

Expected Dilution

We recognize that some shareholders focus on the potential dilutive effect of a company's equity plan. Aggregate potential dilution is intended to be a measure of the total potential shareholder dilution posed by an equity plan, which we calculate on a "fully-diluted" basis by dividing (a) outstanding equity grants plus shares available for future grant, by (b) the total common shares outstanding plus outstanding equity grants plus shares available for future grants.

Based on the total number of outstanding unvested equity awards and potential future awards under our existing equity plan and the number of shares of common stock that are issued and outstanding as of March 18, 2015, the total of the potential shareholder dilution resulting from issuing all shares authorized under the Incentive Plan, if approved, would be 18.8%. This potential dilution is below the median of our peer group, based on calculations generally reflecting information as of our peer companies' 2013 fiscal year-ends, the most recent period for which complete information is publicly available for most of our peers.

Below is a summary of the potential dilution associated with the proposed amendment to the Incentive Plan. The shares listed in the table are as of March 18, 2015.

Share Allocation and Potential Dilution from Incentive Plan
Requested Shares	1,200,000
Shares Already Available for Issuance Under the Incentive Plan	575,000
Issued but Unvested Restricted Shares	1,167,861
Issued but Unvested Performance Share Units (PSUs)	405,826
Issued but Unexercised Stock Options	166,915
Total Potential Unvested or Unexercised Equity Awards	3,515,602
Common Shares Issued and Outstanding(1)	15,154,450
Total Shares(2)	18,670,052
Potential Dilution including Amended Incentive Plan(3)	18.8%

(1)
This figure does not include either treasury shares or issued but unvested restricted shares of stock.

(2)
This figure is the sum of the "Total Potential Unvested or Unexercised Equity Awards" figure and the "Common Shares Issued and Outstanding Figure."

(3)
This figure is calculated by dividing the "Total Potential Unvested or Unexercised Equity Awards" figure by the "Total Shares" figure shown on the table.

We believe we have demonstrated our commitment to sound equity compensation practices. Management and our Board of Directors are mindful of the expense of, and potential for dilution posed by, equity awards, and strive to maintain both at appropriate levels in light of our compensation philosophy and objectives. We have sought to address shareholder concerns about dilution through share repurchases. We have repurchased 3,365,120 shares of our common stock during the last three years. In addition, 1,623,506 shares have been returned to the Incentive Plan through forfeitures and tax withholdings over the same time period. Taken together, we have more than offset the 2,234,643 shares

(including shares subject to PSUs) that have been granted to employees and our non-employee directors during the past three years. In 2014, we did not engage in any share repurchases due to market conditions; however, we remain committed to offsetting dilution over the long-term, and our Board approved a new two-year, $100 million authorization under our share repurchase program effective beginning in October 2014. The amount of repurchases in future years will depend on a number of factors, such as the availability of cash and market conditions.

The following table summarizes our average Aggregate Potential Dilution (as defined below) as compared with our peer group. Our Aggregate Potential Dilution is as of December 31, 2014 (and does not include any additional shares authorized by shareholder approval of the Incentive Plan). Peer group data were compiled by FWC and the calculations generally reflect information as of our peer companies' 2013 fiscal year-ends, the most recent period for which complete information is publicly available for most of our peers.

	Aggregate Potential Dilution(1)(2)
Name	Grants Outstanding	Available for Future	Total
Piper Jaffray Companies	9.4%	6.9%	16.4%(3)
Peer Group—75th Percentile	14.4%	13.6%	28.1%
Peer Group—Median	10.6%	11.7%	25.8%
Peer Group—25th Percentile	8.5%	6.7%	17.3%

(1)
Piper Jaffray Companies' data as of December 31, 2014.

(2)
"Aggregate Potential Dilution" is calculated by dividing (x) outstanding grants plus shares currently available for future grant by (y) total basic common shares outstanding at fiscal year-end plus outstanding grants plus shares available for future grants.

(3)
Aggregate Potential Dilution would be 18.8% as of March 18, 2015, if calculated to include the additional 1,200,000 shares that would be available for future grants if the Incentive Plan is approved.

Purpose of the Incentive Plan

Equity compensation is fundamental to our compensation philosophy and core objectives of pay for performance, sustaining and strengthening the franchise, aligning risk and reward, and aligning employees with shareholders.

  Pay for Performance

We pay for performance. Our employees' annual incentive compensation is based on performance and profitability, and a portion of our senior leaders and revenue-generating employees' annual incentive compensation is paid in the form of restricted equity in lieu of cash. These restricted equity awards are for services already performed and revenue already generated.

Our employees' annual incentive compensation is generally based on the performance and profitability of the employee and that employee's business. Those employees that are most responsible for generating revenue, or who hold the most senior positions within the company, are granted a portion of their annual incentive compensation in the form of equity awards each year. In recent years, we have granted restricted equity awards, on average, to approximately 17% of our employees as part of their annual incentive compensation.

Over the past three fiscal years, approximately 12.1% of our total firm-wide annual incentive compensation has been paid in the form of restricted shares of our common stock granted in lieu of cash. This represents approximately 59% of the total of the shares granted to employees during that time period. With respect to the other shares granted over that time, fully 20% of the total shares granted were made under the long-term incentive award program that we began in 2012 in the form of performance share units (i.e., PSUs). These awards are made to our executive officers and a select group of our senior leaders that are in a position to drive overall firm performance and shareholder returns, and they are intended to provide another form of compensation that is directly tied to our long-term performance. Each PSU granted will be earned based on our total shareholder return, measured on an absolute and relative basis compared to a peer group over a three-year performance period. These awards support our pay-for-performance philosophy by directly tying the amount of the award that is ultimately earned, and its value, to our long-term stock.

We believe that the restricted equity awards granted in connection with annual incentive compensation, as well as the PSU awards granted to a select group of our most senior leaders, and the potential these awards hold for appreciation through an increase in our stock price, fully support our pay-for-performance philosophy and provide further incentive for our employees to focus on creating long-term shareholder value.

  Sustain and Strengthen the Franchise

We operate in a highly competitive industry and our results are largely attributable to the talents, expertise, efforts, and dedication of our employees. Our compensation program is the primary means by which we attract and recruit new employees, as well as retain our most experienced and skilled employees. On average, those employees that received equity awards in connection with the most recent annual incentive compensation grant have been with us for over 10 years.

We believe that our strong performance in 2014 is indicative of the talents, expertise, efforts, and dedication of our employees upon whom our future growth and success rely, and our success at attracting, recruiting, developing, and retaining those employees. Some of the highlights of our 2014 financial results included:

  •
  Return on equity for the year was 8.1%, which represents a substantial increase from 2013's return on equity of 6.2%;

  •
  In addition to the 47% increase to our closing stock price between the end of 2013 and the end of 2014, our stock price has increased 188% over the past three years, measuring from the last trading day of 2011 to the last trading day of 2014;

  •
  Advisory services revenues were $186.2 million in 2014, the highest level in the firm's history; and

  •
  Our equity financing revenues exceeded $100 million for the second consecutive year.

Our ability to issue equity is an essential component of our compensation program. Market-competitive grants of equity make our company a more attractive platform for the revenue-generating employees and firms that we seek to add as part of our strategic growth efforts. Approximately 19% of the total of the shares granted during the last three fiscal years were in connection with hiring and other retention of revenue-generating employees outside of our annual incentive program and PSU grants, including a special one-time retention grant we made in connection with our acquisition of Edgeview Partners, L.P.

Without the ability to issue equity, we believe that we would become a less attractive destination for high-performing employees and productive firms. In addition, nearly all of our equity awards, including those for annual incentive compensation and hiring and retention purposes, are restricted, which means they generally vest ratably over three years' time only so long as the employee remains employed by us or refrains from working for a talent competitor of ours. These restrictions materially contribute to our retention of our senior leaders and the revenue-generating employees upon whom the future growth and success of our company depend. We are fortunate to have some of the most experienced and skilled employees in our industry, and we use equity compensation as one means of retaining the human capital that is so essential to our long-term performance. We believe our success at retaining employees and building an ownership culture is evidenced by the tenure of our employee base, including those employees that receive equity awards under the Incentive Plan. By way of example, those employees that received an equity award as part of their annual incentive compensation in February 2015 have on average been with the company for over 10 years.

  Align Risk and Reward

We are committed to using a mix of compensation to create an environment that encourages increased profitability for the company without undue risk taking. Our use of equity compensation in lieu of cash allows us to tie a portion of our senior leadership and revenue-generating employees' compensation to our company's long-term results, performance, and financial strength.

We believe that the use of equity compensation, which provides our employees with an ownership stake in our company, is essential to our goal of incentivizing appropriate risk-taking among our employees and management. By granting our senior leaders and revenue-generating employees a meaningful amount of equity compensation, we believe that we encourage these employees to accept appropriate levels of risk in order to create long-term shareholder value. Furthermore, we believe that our use of restricted stock awards rather than stock options further aligns our employees' risk tolerances with those of our shareholders, because the economic risks and opportunities these awards present to our employees are aligned with shareholders both when our stock price increases as well as when it decreases, and such risks and opportunities do not depend on when an employee joined the company or received stock options.

In addition to the vesting restrictions placed on nearly all of our equity awards, our executive officers are subject to our stock retention guidelines, which require them to retain at least 50% of the shares awarded to them, net of taxes, while they are executive officers. The equity awards granted to our executive officers are also subject to our clawback policy, which provides us the right to recover incentive compensation paid in the form of equity under certain circumstances when the officer engages in intentional misconduct. The stock retention guidelines and clawback policy work together to tie a meaningful portion of our executive officers' net worth to the company's stock price and deter excessive risk-taking or wrongful conduct, and therefore provide a continuing incentive for our executive officers to work towards our long-term results and financial strength.

  Align Employees with Shareholders

A key element of our compensation philosophy and objectives is to align our employees' interests with the interests of our shareholders. By providing our senior leaders and revenue-generating employees with an ownership stake in our company, our use of equity compensation incentivizes these employees, who have the most control over firm-wide performance, to create long-term value for our shareholders.

Unlike compensation awards that consist solely of cash, equity awards help to directly align the interests of our employees with those of shareholders. To greater align an employee with the strategic success of our company and the interests of our shareholders, we believe that the higher the compensation level of the employee, the higher the proportion of their compensation that should be paid in longer-term equity versus cash. Of the annual incentive compensation that is awarded to employees that participate in the Incentive Plan, we generally grant between 8% and 40% in the form of restricted equity compensation, with our more highly compensated employees generally receiving a percentage near the top of that range, with our CEO receiving 60% in the form of restricted equity. Of their restricted equity award, the employee may elect to receive up to 50% in restricted shares of our affiliated mutual funds. The remainder is received in restricted shares of our common stock that generally vest ratably over three years, providing the employee with an longer-term ownership stake in our company.

In addition to grants of equity made to our senior leaders and revenue-generating employees in connection with annual incentive payments, we also selectively grant equity awards in connection with our hiring and retention efforts, and we make grants of PSUs to our executive officers and senior leaders under our long-term incentive award program that are earned based on our total shareholder return over a three-year period.

Employee stock ownership is intended promote the success and enhance the value of our company by linking the personal interests of our employees with the company's shareholders by providing such persons with an incentive for outstanding performance and long-term value creation. We believe our past equity award practices have greatly contributed to our growth and success to date and should continue to contribute to our success in the future. Our Board of Directors believes that shareholder approval of the Incentive Plan will further align the goals of our employees and non-employee directors with those of the shareholders.

Approval of the Incentive Plan for Purposes of Section 162(m) of the Tax Code

Section 162(m) generally does not allow a publicly held company to obtain a tax deduction for compensation of more than $1,000,000 paid in any fiscal year to certain "covered employees" unless, among other exceptions, such compensation is considered "performance-based" in accordance with Section 162(m). Under Section 162(m) as currently interpreted by the Internal Revenue Service, the group of "covered employees" as of the end of any taxable year consists of a company's chief executive officer and its three other most highly compensated executive officers, other than the chief financial officer. The Incentive Plan is designed to permit the Compensation Committee to issue awards that qualify as "performance-based" under Section 162(m), provided the procedures associated with them comply with all of the requirements of Section 162(m). Incentive Plan awards other than options and stock appreciation rights, referred to as "full value awards," will only be treated as qualified performance-based compensation under Section 162(m) if the awards are conditioned upon the achievement of certain performance goals during a specified performance period.

Among the requirements that must be satisfied if compensation provided under the Incentive Plan in connection with full value awards is to qualify as performance-based compensation under Section 162(m) is that the material terms under which the compensation is to be paid, specifically the nature of the performance goals and the maximum amounts that may be paid to any employee, must be approved by our shareholders. Section 162(m) also requires that such material terms must be re-approved by our shareholders at least every five years.

The nature of the performance goals is discussed more fully below under the heading "Description of the Incentive Plan" in the section titled "—Restricted Stock and Restricted Stock Units." The annual limits on stock options, SARs, and "full value" share awards intended to represent "qualified performance-based awards" are described in the section titled "—Authorized Shares." The dollar limit on performance awards denominated in cash is described below in the section titled "—Performance Awards." Shareholder approval of the amendment to the Incentive Plan will be deemed to include reapproval of the material terms of the Incentive Plan for purposes of awards intended to qualify as performance-based compensation under Section 162(m), including the business criteria on which performance goals are based and the maximum awards that may be made to any individual.

Outstanding Equity Awards

The following table summarizes the number of shares of our common stock to be issued upon exercise of outstanding options granted under our equity plans as of December 31, 2014. The table also includes the weighted-average exercise price of options and the number of shares remaining available for future issuance under the plans for all awards. In March 2015, our Board of Directors terminated the Piper Jaffray Companies 2010 Inducement Plan ("Inducement Plan"), which had been adopted in connection with the acquisition of Advisory Research. As a result, there will be no future grants under the Inducement Plan.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares in first column)
Equity compensation plans approved by shareholders	217,873	$46.66	971,820	(1)
Equity compensation plans not approved by shareholders(2)	—	n/a	293,963

(1)
Based on the 7,000,000 shares currently authorized for issuance under the plan, which does not reflect our request of shareholders to approve an authorization of an additional 1,200,000 shares. In addition to the 217,873 shares to be issued upon the exercise of outstanding options to purchase our common stock, 1,095,305 shares of restricted stock and 405,826 performance-based restricted share units were issued and outstanding as of December 31, 2014. All of the shares available for future issuance under the plan as of December 31, 2014 may be granted in the form of restricted stock, restricted stock units, options or another equity-based award authorized under the plan.

(2)
The Inducement Plan was adopted without shareholder approval in connection with our acquisition in 2010 of Advisory Research, an asset management firm based in Chicago, under an exception permitted by the listing requirements of the New York Stock Exchange (specifically, section 303A.08) to assist in retention and to induce prospective employees of Advisory Research to accept employment with our company. We granted 158,801 restricted shares ($7.0 million) upon the closing of the transaction on March 1, 2010. The last of the awards that were granted under the Inducement Plan vested on March 1, 2015. Our Board of Directors terminated the Inducement Plan in March 2015, following the final vesting of the awards granted, and we have no ability to make future grants under the Inducement Plan.

Description of the Incentive Plan.

A copy of the Incentive Plan as proposed to be amended is attached as Appendix A, marked to show changes from the current version of the Incentive Plan. The following information summarizes the Incentive Plan as proposed to be amended and is qualified in its entirety by reference to the full text of the Incentive Plan as provided in Appendix A.

  Summary of Key Terms

Plan Term	May 13, 2015 to May 13, 2025.
Shares Currently Authorized
7,000,000 shares.

Shares used by a participant as full or partial payment to us of the purchase price relating to an award, including in connection with the satisfaction of tax obligations relating to an award, will again be available for granting awards.

Amendment to Increase Shares	Increase of 1,200,000 shares.
Shares Available for Grant	There are approximately 575,000 shares available for grant as of March 18, 2015.
Expected Share Usage
Based on the number of shares currently available and expected grants to be made in in the next 12 months in connection with 2015 recruiting, retention, director compensation and annual incentive compensation, we will need additional shares to complete our annual incentive grants to employees in February 2016 consistent with past practices and based on the recent trading price of our shares of common stock.
Vesting	Vesting is determined by the Compensation Committee, but in recent years employee awards have generally had three-year annual ratable vesting.
Prohibitions	The Incentive Plan prohibits the grant of stock options at a price below fair market value as well as the repricing of stock options without shareholder approval.
No Other Equity Plans	The Incentive Plan is our only equity plan that permits us to grant equity awards. We terminated the Inducement Plan in March 2015.

  Purpose

The purpose of the Incentive Plan is to promote the interests of our company and our shareholders by making us competitive in attracting, retaining, and motivating officers, employees, directors and consultants, to offer these persons incentives directly linked to the performance and profitability of our businesses and increases in shareholder value, and to provide these persons an opportunity to acquire an ownership interest in Piper Jaffray.

  Eligibility

Our current and prospective directors, officers, employees and consultants, as well as those of our affiliates, are eligible to participate in the Incentive Plan. As of March 1, 2015, there were approximately 1,036 officers and employees of the company and its affiliates, seven non-employee directors of the company, and an indeterminate number of consultants who would be eligible to receive awards under the Incentive Plan.

  Administration

The Incentive Plan is administered by the Compensation Committee of our Board of Directors, which has broad authority to administer the plan. This authority includes the power to (i) delegate certain administrative responsibilities with respect to the Incentive Plan to directors and certain officers selected in the Committee's discretion, and (ii) determine the eligible individuals to whom and the time or times at which awards will be granted, the number of shares subject to awards to be granted to any eligible individual, the life of any award and any terms and conditions of the grant that are not contained in the Incentive Plan. Each grant under the Incentive Plan is confirmed by and subject to the terms of an award agreement.

  Authorized Shares

The number of authorized shares under the Incentive Plan was last increased in 2009. There are approximately 575,000 shares available for grant under the company's existing Incentive Plan as of March 18, 2015. We currently expect approximately 215,000 shares will be used in the next 12 months in connection with 2015 recruiting, retention, director compensation, and long-term incentive awards, and, as a result, we are requesting a 1,200,000-share increase to ensure we have sufficient shares to cover our annual incentive grants to employees in February 2016 and for the next three years consistent with our historical practices and based on our current stock price. We typically grant awards to employees (including officers) based on performance and retention objectives, in addition to any other objectives that our Compensation Committee may determine to be relevant. With respect to our directors, our grants are compensatory and will be in the amounts described above under "Information Regarding the Board of Directors and Corporate Governance—Compensation Program for Non-Employee Directors."

Grants of shares that may be issued under the Incentive Plan may be authorized but unissued shares or shares reacquired and held in our treasury. In general, we use treasury shares to the extent available before issuing new shares in connection with awards. No more than 250,000 shares of common stock may be subject to "qualified performance-based awards" granted to any eligible individual in any fiscal year of the company, and no more than 500,000 shares of common stock may be subject to stock option and stock appreciation rights awards granted to any eligible individual in any fiscal year of the company.

If an award entitles the holder to receive or purchase shares, the number of shares covered by the award or to which the award relates will be counted on the date of grant of the award against the aggregate number of shares available for granting awards under the Incentive Plan. Any shares that are used by a participant as full or partial payment to us of the purchase price relating to an award, including in connection with the satisfaction of tax obligations relating to an award, will again be available for granting awards under the Incentive Plan. In addition, if any shares covered by an award or to which an award relates are not purchased or are forfeited, or if an award otherwise terminates without delivery of any shares, then the number of shares counted against the aggregate number of shares available under the Incentive Plan to the extent of any such forfeiture or termination will again be available for granting awards under the Incentive Plan.

  Adjustments

In the event of certain types of corporate transactions or restructurings, such as stock splits, mergers, consolidations, separations, spin-offs, liquidations, reorganizations or other distributions of stock or property of our company, including an extraordinary stock or cash dividend, the Committee or our Board shall make adjustments to the aggregate number and kind of shares reserved for issuance under the Incentive Plan, in the maximum share limitations upon stock options, stock appreciation rights and other awards to be granted to any individual, in the number, kind and exercise price of outstanding stock options and stock appreciation rights, in the number and kind of shares subject to other outstanding awards granted under the Incentive Plan, and may also make any other equitable substitutions or adjustments that the Committee or Board determines to be appropriate; however, any adjustments made to an award that is considered to be deferred compensation under Section 409A of the Internal Revenue Code must comply with Section 409A.

  Restricted Stock and Restricted Stock Units

Shares of restricted stock and restricted stock units ("RSUs") will be subject to such restrictions as the Committee may impose, which may lapse separately or in combination at such time or times, in installments or otherwise as the Committee may deem appropriate. The grant or vesting of restricted stock and RSUs may be performance-based, time-based or both. Restricted stock and RSUs may be "qualified performance-based awards," in which event the grant or vesting of such restricted stock or RSUs will be conditioned upon the attainment of performance goals. Except as otherwise determined by the Committee, upon a participant's termination of employment (as determined under criteria established by the Committee) during the restriction period, all shares of restricted stock and RSUs subject to restriction will be forfeited and reacquired by the company, except that the Committee may waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock or RSUs when it finds that a waiver would be in the best interests of our company.

If the grant is intended to be a "qualified performance-based award," the applicable performance goals must be based on the attainment of specified levels of one or more of the following measures: revenue growth; earnings before interest, taxes, depreciation, and amortization; earnings before interest and taxes; operating income; pre- or after-tax income; earnings per share; cash flow; cash flow per share; return on equity; return on tangible equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; or improvement in or attainment of working capital levels.

These goals are established by the Committee and may be established on a company-wide basis or with respect to one or more business units, divisions or subsidiaries, and may be expressed in absolute amounts, on a per share basis, relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of other companies or other external measures. In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based. A "qualified performance-based award" is a grant of restricted stock or RSUs designated as such by the Committee at the time of grant based upon a determination that (a) the recipient is or may be a "covered employee" within the meaning of Section 162(m) in the year in which we would expect to be able to claim a tax deduction with respect to such award and (b) the Committee wishes such grant to qualify for the exemption from the limitation on deductibility of compensation with respect to any covered employee imposed by Section 162(m).

The provisions of restricted stock and RSUs, including any applicable performance goals, need not be the same with respect to each participant. During the restriction period, the Committee may require that any stock certificates evidencing restricted shares be held by us. With respect to restricted stock awards, other than restrictions on transfer and any other restrictions the Committee may impose, the participant will have all the rights of a shareholder holding the class or series of stock that is the subject of the award.

  Performance Awards

The Committee may grant performance awards to eligible individuals. A performance award may be denominated or payable in cash, shares, other securities, other awards or other property and will provide the holder with the right to receive payments, in whole or in part, upon the achievement of specified performance goals. Subject to the terms of the Incentive Plan, the performance goals to be achieved, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and any other terms and conditions of any performance award will be determined by the Committee. The Committee may, prior to or at the time of the grant, designate performance awards as "qualified performance-based awards," in which event it will condition the settlement of the awards upon the attainment of one or more of the performance goals described above under "—Restricted Stock and Restricted Stock Units." Performance awards denominated in cash that are payable to any individual participant with respect to any calendar year are limited to a maximum of $7.5 million.

  Stock Options

The Committee may grant stock options to eligible individuals. Only non-qualified stock options are permitted to be granted under the Incentive Plan. The exercise price per share purchasable under a stock option will be determined by the Committee, but cannot be less than 100% of the fair market value of a share of our common stock on the date of grant of the option. The term of each stock option will be fixed by the Committee at the time of grant, but in no event may it be more than ten years from the grant date. The Committee will determine the time or times at which a stock option may be exercised in whole or in part and the method or methods by which, and the form or forms in which, payment of the exercise price may be made.

  Stock Appreciation Rights

The Committee may grant stock appreciation rights to eligible individuals. Each stock appreciation right will confer upon the holder upon exercise the right to receive, as determined by the Committee, cash or a number of shares whose fair market value is equal to the excess of (a) the fair market value of one share of our common stock on the date of exercise (or, if the Committee determines, at any time during a specified period before or after the date of exercise) over (b) the grant price of the stock appreciation right as determined by the Committee. The grant price may not be less than 100% of the fair market value of one share on the date of grant of the stock appreciation right. Subject to the terms of the Incentive Plan, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any stock appreciation right will be as determined by the Committee, but in no event may the term of a stock appreciation right be longer than ten years.

  Other Stock-Based Awards

Awards of unrestricted common stock and other awards that are denominated or payable in, valued by reference to, or otherwise based upon common stock, including dividend equivalents, may also be granted under the Incentive Plan, either alone or in conjunction with other awards.

  Transferability of Awards

Awards are non-transferable other than by will or the laws of descent and distribution. However, in the discretion of the Committee, non-qualified stock options may be transferred for no consideration to the holder's immediate family members, or to a trust, partnership or other entity for the benefit of immediate family members. Stock options and stock appreciation rights may be exercised only by the initial holder, a permitted transferee or a guardian, legal representative or beneficiary.

  Tax Withholding

A participant must pay us, or make arrangements satisfactory to us regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld in connection with the grant, vesting, exercise or settlement of an award. Our obligations under the Incentive Plan are conditional on such payment or arrangements, and we may, to the extent permitted by law, take such action as may be necessary to withhold or collect all applicable withholding taxes from a participant. The Committee may permit a participant to satisfy tax obligations by (a) electing to have us withhold a portion of the shares or other property otherwise to be delivered in connection with an award having a fair market value equal to the amount of such taxes or (b) delivering to us shares or other property with a fair market value equal to the amount of such taxes. Any such election must be made on or before the date that the amount of tax to be withheld is determined

  Change in Control

If a change-in-control of our company occurs, then the consequences will be as described in this paragraph unless the Committee provides otherwise in an applicable award agreement. If any outstanding award is continued, assumed or replaced by us or the surviving or successor entity in connection with the change-in-control, and if within 24 months after the change-in-control a participant's employment or other service is terminated without cause, then (i) each of the participant's outstanding options and stock appreciation rights will become exercisable in full and remain exercisable for the remaining term of the award, (ii) each of the participant's other forms of awards that are unvested will fully vest, and (iii) any performance goals applicable to the participant's performance-based awards will be deemed to have been satisfied at the target level of performance. If any outstanding award is not continued, assumed or replaced in connection with the change-in-control, then the same consequences as specified in clauses (i) through (iii) of the previous sentence will occur in connection with a change-in-control unless and to the extent the Committee elects to terminate such awards in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the consideration that would otherwise be received in the change of control transaction for the same number of shares over the aggregate exercise price (if any) for the shares subject to such award (or, if there is not any such excess, such award may be terminated without payment).

For purposes of the Incentive Plan, a "change-in-control" of our company generally occurs if (i) a person or group acquires 20% or more of our outstanding common stock or voting power; (ii) certain changes occur in the composition of a majority of the Board of Directors; (iii) we are involved in a merger or consolidation or sell all or substantially all of our assets (unless more than 50% of the common stock and voting power of the surviving or successor entity is owned by our shareholders immediately prior to the business combination transaction, no person has a 20% or greater interest in the common stock or voting power of the surviving or successor entity, and a majority of the board of the surviving or successor entity consists of individuals who were members of our Board prior to the transaction); or (iv) a plan of complete liquidation or dissolution of our company is approved by our shareholders. "Cause" for termination generally refers to (i) continued failure to substantially perform the participant's duties with us after written demand for substantial performance is delivered to the participant, (ii) conviction of a crime (including a misdemeanor) that, in our determination, impairs the participant's ability to perform his or her duties with us, (iii) violation of any of our policies that we deem material, (iv) violation of any securities law, rule or regulation that we deem material, (v) engagement in conduct that, in our determination, exposes the us to civil or regulatory liability or injury to our reputation, (vi) engagement in conduct that would subject the participant to statutory disqualification pursuant to Section 15(b) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, or (vii) gross or willful misconduct, as determined by us.

  Amendments and Termination

Our Board of Directors may at any time amend, alter or discontinue the Incentive Plan, but shareholder approval is required for any amendment that could increase the number of shares granted under the Incentive Plan and as otherwise may be required by applicable stock exchange rules.

The Committee generally may amend the terms of any award but may not decrease the exercise price of an outstanding stock option or take any other action that would constitute a "repricing" of an "underwater" stock option or stock appreciation right unless the amendment is approved by shareholders. Further, the Committee may not amend an award in a way that causes a "qualified performance-based award" to cease to qualify as such under Section 162(m), or that impairs the rights of any holder without the holder's consent unless the amendment is necessary to comply with applicable laws, stock exchange rules or any company compensation recovery policy.

In the event an award is granted to an individual who is employed outside the United States and is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the grant as they pertain to such individual in order to comply with applicable foreign law.

  Term of the Incentive Plan

If the amendment to the Incentive Plan is approved by shareholders, the Incentive Plan will terminate on May 13, 2025, which is the tenth anniversary of the approval date of the Incentive Plan, as amended, or on any earlier date determined by our Board of Directors.

  Registration

We have registered shares of common stock that currently may be issued under the Incentive Plan on four registration statements on Form S-8. The amount of shares registered includes shares of common stock currently available for issuance under the Incentive Plan as well as shares of common stock forfeited by plan participants or used to satisfy tax obligations of plan participants and again available for issuance pursuant to the terms of the Plan. If this proposal is approved, we intend to register on Form S-8 the additional 1,200,000 shares to be issued under the Incentive Plan as well as shares that are again available for grant due to forfeitures and tax withholdings.

  Tax Consequences of Awards

The tax consequences of awards granted under the Incentive Plan can be complex and depend, in large part, on the surrounding facts and circumstances. This section provides a brief summary of certain significant federal income tax consequences of awards under the Incentive Plan under existing U.S. law. This summary is not a complete statement of applicable law and is based upon the Internal Revenue Code, as well as administrative and judicial interpretations of the Internal Revenue Code, as in effect on the date of this description. If federal tax laws, or interpretations of such laws, change in the future, the information provided here may no longer be accurate. This section does not consider state, local or foreign tax consequences, nor does it discuss the effect of gift, estate or inheritance taxes.

Non-qualified Stock Options.    If a participant is granted a non-qualified stock option under the Incentive Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant's basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. We generally will be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

Other Awards.    The current federal income tax consequences of other awards authorized under the Incentive Plan generally follow certain basic patterns. Stock appreciation rights are taxed and deductible in substantially the same manner as non-statutory options. An award of nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition by a participant in an amount equal to the fair market value of the shares received (determined as if the shares were not subject to any risk of forfeiture) at the time the restrictions lapse and the shares vest, unless the participant has elected under Section 83(b) of the Internal Revenue Code to accelerate income recognition and the taxability of the award to the date of grant. Restricted stock unit awards and performance awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we generally will have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) with respect to covered employees.

Section 162(m).    Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000, unless, among other exceptions, the compensation qualifies as "performance-based compensation." The Incentive Plan is intended to meet the requirements of Section 162(m), but awards other than options and stock appreciation rights granted under the Incentive Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m), including that the maximum amount of compensation a covered employee may receive is based on the satisfaction of pre-established performance goals.

Section 409A.    The foregoing discussion of tax consequences of awards under the Incentive Plan assumes that the award discussed is either not considered a "deferred compensation arrangement" subject to Section 409A of the Internal Revenue Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed "deferred,"

would be required to pay an additional 20% income tax, and would be required to pay interest on the tax that would have been paid but for the deferral. The Incentive Plan will be administered in a manner intended to comply with Section 409A.

  Plan Benefits

As of the date of this proxy statement, the Committee has not approved any awards under the Incentive Plan as proposed to be amended and restated. Because all awards under the Incentive Plan are discretionary with the Committee, neither the number nor types of future Incentive Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable. Information regarding awards made under the existing version of the Plan during 2014 to our named executive officers is provided under the caption "Grants of Plan-Based Awards" in this proxy statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who is entitled to vote at the meeting?

The Board has set March 18, 2015 as the record date for the annual meeting. If you were a shareholder of record at the close of business on March 18, 2015, you are entitled to vote at the meeting. As of the record date, 16,322,311 shares of common stock, representing all of our voting stock, were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 16,322,311 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to a majority of the voting power of the outstanding shares of common stock entitled to vote generally in the election of directors as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

  •
  you are present and vote in person at the meeting; or

  •
  you have properly and timely submitted your proxy as described below under "How do I submit my proxy?"

What is a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your "proxy vote." Two executive officers have been designated as proxies for our 2015 annual meeting of shareholders. These executive officers are John W. Geelan and Debbra L. Schoneman.

If I received a one-page Notice of Internet Availability of Proxy Materials, how can I receive a full set of printed proxy materials?

As permitted by Securities and Exchange Commission rules, we have elected to provide access to our proxy materials over the Internet to record owners and any beneficial owners of our stock who have not previously requested printed proxy materials, which reduces our costs and the environmental impact of our annual meeting. The Notice of Availability contains instructions on how to request a printed set of proxy materials, which we will provide to shareholders upon request at no cost to the requesting shareholder within three business days after receiving the request.

How can I get electronic access to the proxy materials if I don't already receive them via e-mail?

To get electronic access to the proxy materials, you will need your control number, which was provided to you in the Notice of Internet Availability of Proxy Materials or the proxy card included in your printed set of proxy materials. Once you have your control number, you may either go to www.proxyvote.com and enter your control number when prompted, or send an e-mail requesting electronic delivery of the materials to sendmaterial@proxyvote.com.

What is the difference between a shareholder of record and a "street name" holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in "street name." Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under "How do I submit my proxy?"

How do I submit my proxy?

If you are a shareholder of record, you can submit a proxy to be voted at the meeting in any of the following ways:

  •
  through the Internet using www.proxyvote.com;

  •
  over the telephone by calling a toll-free number; or

  •
  if you receive a paper copy of the proxy card after requesting the proxy materials by mail, you may sign, date and mail the proxy card.

To vote by Internet or telephone, you will need to use a control number that was provided to you by our vote tabulator, Broadridge Financial Solutions, and then follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly. If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee, which is similar to the voting procedures for shareholders of record. However, if you request the proxy materials by mail after receiving a Notice of Internet Availability of Proxy Materials from your broker, bank, trust or other nominee, you will receive a voting instruction form (not a proxy card) to use in directing the broker, bank, trust or other nominee how to vote your shares.

How do I vote if I hold shares in the Piper Jaffray Companies Retirement Plan or U.S. Bank 401(k) Savings Plan?

If you hold shares of Piper Jaffray common stock in the Piper Jaffray Companies Retirement Plan or U.S. Bank 401(k) Savings Plan, the submission of your proxy by Internet or telephone or your completed proxy card will serve as voting instructions to the respective plan's trustee. Your voting instructions must be received at least five days prior to the annual meeting in order to count. In accordance with the terms of the Piper Jaffray Companies Retirement Plan and U.S. Bank 401(k) Savings Plan, the trustee of each plan will vote all of the shares held in the plan in the same proportion as the actual proxy votes submitted by plan participants at least five days prior to the annual meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or printed set of proxy materials?

If you receive more than one Notice of Internet Availability of Proxy Materials or printed set of proxy materials, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, vote once for each control number you receive as described above under "How do I submit my proxy?"

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you submit your proxy as described above so your vote will be counted if you later decide not to attend the meeting. If you submit your vote by proxy and later decide to vote in person at the annual meeting, the vote you submit at the meeting will override your proxy vote.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain and bring to the meeting a signed letter or other form of proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in the Piper Jaffray Companies Retirement Plan or U.S. Bank 401(k) Savings Plan, you may submit voting instructions as described above, but you may not vote your Piper Jaffray shares held in the Piper Jaffray Companies Retirement Plan or U.S. Bank 401(k) Savings Plan in person at the meeting.

What if I do not specify how I want my shares voted?

If you are a shareholder of record and submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular matter, we will vote your shares in accordance with the recommendations of the Board of Directors as follows:

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  FOR all of the nominees for director;

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  FOR the ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Jaffray Companies for the year ending December 31, 2015; and

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  FOR the advisory approval of the compensation of our officers included in this proxy statement.

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  FOR the amendment to the Incentive Plan to increase the number of shares of our common stock available for issuance under the Incentive Plan by 1,200,000 shares, and the performance goals and related provisions under the Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code. The Board of Directors believes that this proposal is critical to Piper Jaffray's future growth and continued success, so please vote your shares, or instruct your broker, bank, trust or other nominee to vote FOR this proposal.

Your vote is important. We urge you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters before the annual meeting.    If you are a street name holder and fail to instruct the shareholder of record how you want to vote your shares on a particular matter, those shares are considered to be "uninstructed." New York Stock Exchange rules determine the circumstances under which member brokers of the New York Stock Exchange may exercise discretion to vote "uninstructed" shares held by them on behalf of their clients who are street name holders. Other than the ratification of the selection of Ernst & Young LLP as our independent auditor for the year ending December 31, 2015, the rules do not permit member brokers to exercise voting discretion as to the uninstructed shares on any matter included in the notice of meeting. With respect to the ratification of the selection of Ernst & Young LLP as our independent auditor for the year ending December 31, 2015, the rules permit member brokers (other than our broker-dealer subsidiary, Piper Jaffray & Co.) to exercise voting discretion as to the uninstructed shares. For matters with respect to which the broker, bank or other nominee does not have voting discretion or has, but does not exercise, voting discretion, the uninstructed shares will be referred to as a "broker non-vote." For more information regarding the effect of broker non-votes on the outcome of the vote, see below under "How are votes counted?"

Our broker-dealer subsidiary, Piper Jaffray & Co., is a member broker of the New York Stock Exchange and may be a shareholder of record with respect to shares of our common stock held in street name on behalf of Piper Jaffray & Co. clients. Because Piper Jaffray & Co. is our affiliate, New York Stock Exchange rules prohibit Piper Jaffray & Co. from voting uninstructed shares even on routine matters. Instead, Piper Jaffray & Co. may vote uninstructed shares on such matters only in the same proportion as the shares represented by the votes cast by all shareholders of record with respect to such matters.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:

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  by submitting a later-dated proxy by Internet or telephone before 11:59 p.m. Eastern Daylight Time on Tuesday, May 12, 2015;

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  by submitting a later-dated proxy to the corporate secretary of Piper Jaffray Companies, which must be received by us before the time of the annual meeting;

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  by sending a written notice of revocation to the corporate secretary of Piper Jaffray Companies, which must be received by us before the time of the annual meeting; or

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  by voting in person at the meeting.

What vote is required to approve each item of business included in the notice of meeting?

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  The eight director nominees who receive the most votes cast at the meeting in person or by proxy will be elected.

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  The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of our independent auditor.

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  If the advisory vote on the compensation of our officers included in this proxy statement receives more votes "for" than "against," then it will be deemed to be approved.

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  The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to amend the Incentive Plan.

The advisory vote on the compensation of our executives is not binding on us or the Board, but we will consider the shareholders' advisory input on this matter when establishing compensation for our executive officers in future years.

How are votes counted?

You may either vote "FOR" or "WITHHOLD" authority to vote for each director nominee. You may vote "FOR," "AGAINST" or "ABSTAIN" on the other proposals. If you properly submit your proxy but withhold authority to vote for one or more director nominees or abstain from voting on the other proposals, your shares will be counted as present at the meeting for the purpose of determining a quorum and for the purpose of calculating the vote on the particular matter(s) with respect to which you abstained from voting or withheld authority to vote. If you do not submit your proxy or voting instructions and also do not vote by ballot at the annual meeting, your shares will not be counted as present at the meeting for the purpose of determining a quorum unless you hold your shares in street name and the broker, bank, trust or other nominee has discretion to vote your shares and does so. For more information regarding discretionary voting, see the information above under "What if I do not specify how I want my shares voted?"

If you withhold authority to vote for one or more of the director nominees or you do not vote your shares on this matter (whether by broker non-vote or otherwise), this will have no effect on the outcome of the vote. With respect to the proposal to ratify the selection of Ernst & Young LLP as our independent auditor, if you abstain from voting, doing so will have the same effect as a vote against the proposal, but if you do not vote your shares (or, for shares held in street name, if you do not submit voting instructions and your broker, bank, trust or other nominee does not or may not vote your shares), this will have no effect on the outcome of the vote. With respect to the proposal to approve the advisory say-on-pay vote, if you abstain from voting or if you do not vote your shares or submit voting instructions, this will have no effect on the outcome of the vote. With respect to the proposal to amend the Incentive Plan, if you abstain from voting, doing so will have the same effect as a vote against the proposal, but if you do not vote your shares (or, for shares held in street name, if you do not submit voting instructions and your broker, bank, trust or other nominee does not or may not vote your shares), doing so will have no effect on the outcome of the vote.

How can I attend the meeting?

All of our shareholders are invited to attend the annual meeting. You may be asked to present valid photo identification, such as a driver's license or passport, before being admitted to the meeting. If you hold your shares in street name, you also may be asked to present proof of ownership to be admitted to the meeting. A brokerage statement or letter from your broker, bank, trust or other nominee are examples of proof of ownership. To help us plan for the meeting, please let us know whether you expect to attend, by responding affirmatively when prompted during Internet or telephone voting or by marking the attendance box on the proxy card.

Who pays for the cost of proxy preparation and solicitation?

Piper Jaffray pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the annual meeting for a fee of approximately $25,000 plus reimbursement of out-of-pocket expenses. We are soliciting proxies primarily through the distribution of Notices of Internet Availability of Proxy Materials. In addition, our directors, officers and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication. Our directors, officers and regular employees will receive no additional compensation for their services other than their regular compensation.

SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

In order for a shareholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for the 2016 annual meeting of shareholders, the written proposal must be received at our principal executive offices on or before December 3, 2015. The proposal should be addressed to Piper Jaffray Companies, Attention: John W. Geelan, Secretary, 800 Nicollet Mall, Suite 1000, Mail Stop J09SSH, Minneapolis, Minnesota 55402. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

In accordance with our bylaws, in order to be properly brought before the 2016 annual meeting, a shareholder's notice of the matter the shareholder wishes to present must be delivered to our principal executive offices in Minneapolis, Minnesota, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year's annual meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our bylaws (and not pursuant to Rule 14a-8 of the Securities and Exchange Commission) must be received no earlier than January 14, 2016, and no later than February 13, 2016.

HOUSEHOLDING

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies. We household our proxy materials and annual reports for shareholders, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please contact us in writing or by telephone at Piper Jaffray Companies, Attention: Investor Relations, 800 Nicollet Mall, Suite 1000, Mail Stop J09SSH, Minneapolis, Minnesota 55402, (612) 303-6336. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a shareholder at a shared address to which a single copy of either document was delivered.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the meeting, the persons named as proxies above will vote as they deem in the best interests of Piper Jaffray.

John W. Geelan Secretary

Dated: April 2, 2015

Appendix A

PIPER JAFFRAY COMPANIES
AMENDED AND RESTATED
2003 ANNUAL AND LONG-TERM INCENTIVE PLAN

(As amended effective May 13, 2015)

SECTION 1. Purpose

              The purpose of the Plan is to promote the interests of the Company and its stockholders by giving the Company a competitive advantage in attracting, retaining and motivating employees, officers, consultants and Directors capable of assuring the future success of the Company, to offer such persons incentives that are directly linked to the profitability of the Company's businesses and increases in stockholder value, and to afford such persons an opportunity to acquire a proprietary interest in the Company.

SECTION 2. Definitions

              As used in the Plan, the following terms shall have the meanings set forth below.

              (a)          "Affiliate" means any entity in which the Company has, directly or indirectly through one or more intermediaries, a controlling interest or which has, directly or indirectly through one or more intermediaries, a controlling interest in the Company, within the meaning of Treasury Regulation § 1.409A-1(b)(5)(iii)(E).

              (b)         "Award" means any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant or Other Stock-Based Award granted under the Plan.

              (c)          "Award Agreement" means any written (including electronic) agreement, contract or other instrument or document evidencing any Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

              (d)         "Board" means the Board of Directors of the Company.

              (e)          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

              (f)           "Change in Control" has the meaning set forth in Section 7.

              (g)         "Committee" means a committee of Directors designated by the Board to administer the Plan, which initially shall be the Compensation Committee of the Board. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 and Section 162(m) of the Code, and each member of the Committee shall be an Outside Director.

              (h)         "Company" means Piper Jaffray Companies, a Delaware corporation.

              (i)           "Covered Employee" means a Participant designated prior to the grant of Restricted Stock, Restricted Stock Unit or Performance Awards by the Committee who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which any such Award is expected to be taxable to such Participant.

              (j)           "Director" means a member of the Board, including any Outside Director.

              (k)          "Dividend Equivalent" means any right granted under Section 6(e) of the Plan.

              (l)           "Effective Date" has the meaning set forth in Section 11 of the Plan.

              (m)        "Eligible Individual" means any employee, officer, Director or consultant providing services to the Company or any Affiliate, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or any Affiliate, whom the Committee determines to be an Eligible Individual. For purposes of this Plan, the terms "employed" and "employment" (but not "employee") will, unless the context clearly indicates otherwise, be deemed to include the service provider relationships involving officers, non-employee Directors and consultants.

              (n)         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

              (o)         "Exercise Price" has the meaning set forth in Section 6(a) of the Plan.

              (p)         "Fair Market Value" means, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in a manner consistent with Code Section 409A. Notwithstanding the foregoing and except as otherwise provided by the Committee, the Fair Market Value of a Share as of a given date shall be the closing sales price for one Share on that date on the New York Stock Exchange or such other established securities market as may at the time be the principal market for the Shares, or if the Shares were not traded on such national securities market or exchange on such date, then on the next preceding date on which the Shares are traded, all as reported by such source as the Committee may select.

              (q)         "Non-Qualified Stock Option" means any Stock Option that is not designated as, or is not intended to qualify as, an "incentive stock option" within the meaning of Section 422 of the Code.

              (r)          "Outside Director" means any Director who qualifies as an "outside director" within the meaning of Section 162(m) of the Code, as a "non-employee director" within the meaning of Rule 16b-3 and as an "independent director" pursuant to the requirements of the New York Stock Exchange.

              (s)          "Participant" means an Eligible Individual designated to be granted an Award under the Plan.

              (t)           "Performance Award" means any right granted under Section 6(d) of the Plan.

              (u)         "Performance Goals" means the performance goals established by the Committee in connection with the grant of an Award. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures with respect to the Company or such subsidiary, division or department of the Company for or within which the Participant performances services: revenue growth; earnings before interest, taxes, depreciation, and amortization; earnings before interest and taxes; operating income; pre- or after-tax income; earnings per share; cash flow; cash flow per share; return on equity; return on tangible equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Any Performance Goal based upon one or more of the measures described may be expressed in absolute amounts, on a per share basis, relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of other companies or other external measures. In specifying the Performance Goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based.

              (v)          "Plan" means this Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan, as set forth herein and as hereinafter amended from time to time.

              (w)         "Qualified Performance-Based Award" means a Restricted Stock, Restricted Stock Unit or Performance Award designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a Covered Employee in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock, Restricted Stock Unit or Performance Award and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

              (x)          "Restricted Stock" means any Share granted under Section 6(c) of the Plan.

              (y)          "Restricted Stock Unit" means any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

              (z)          "Rule 16b-3" means Rule 16b-3, as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, as amended from time to time.

              (aa)       "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

              (bb)       "Share" or "Shares" means a share or shares of common stock, par value $.01 per share, of the Company.

              (cc)        "Stock Appreciation Right" means any right granted under Section 6(b) of the Plan.

              (dd)       "Stock Option" means a Non-Qualified Stock Option granted under Section 6(a) of the Plan.

SECTION 3. Administration

              (a)    Power and Authority of the Committee.    The Plan shall be administered by the Committee. Subject to the terms of the Plan and to applicable law, the Committee shall have full power and authority to:

                  (i)           designate Participants;

                  (ii)          determine whether and to what extent any type (or types) of Award is to be granted hereunder;

                  (iii)         determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award;

                  (iv)         determine the terms and conditions of any Award or Award Agreement;

                  (v)          subject to Section 9 hereof, amend the terms and conditions of any Award or Award Agreement and accelerate the vesting and/or exercisability of any Stock Option or Stock Appreciation Right or waive any restrictions relating to any Award; provided, however, that (A) except for adjustments pursuant to Section 4(c) of the Plan, in no event may any Stock Option or Stock Appreciation Right granted under this Plan be (w) amended to decrease the Exercise Price or grant price thereof, (x) cancelled in conjunction with the grant of any new Stock Option or Stock Appreciation Right with a lower Exercise Price or grant price, (y) cancelled in exchange for cash, the grant of any other form of Award or other property at a time when the Exercise Price of the Stock Option or the grant price of the Stock Appreciation Right is greater than the current Fair Market Value of a Share, or (z) otherwise subject to any action that would be treated, for accounting purposes, as a "repricing" of such Stock Option or Stock Appreciation Right, unless such amendment, cancellation, repurchase or action is approved by the stockholders of the Company and (B) the Committee may not adjust upwards the amount payable to a Covered Employee with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith in a manner that would violate Section 162(m) of the Code.

                  (vi)         determine whether, to what extent and under what circumstances the exercise price of Awards may be paid in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended;

                  (vii)        determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee;

                  (viii)       interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan;

                  (ix)         adopt, alter, suspend, waive or repeal such rules, guidelines and practices and appoint such agents as it shall deem advisable or appropriate for the proper administration of the Plan; and

                  (x)          make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including without limitation, the Company, its Affiliates, subsidiaries, shareholders, Eligible Individuals and any holder or beneficiary of any Award.

              (b)    Action by the Committee; Delegation.    Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate all or any part of its duties and powers under the Plan to one or more persons, including Directors or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in a manner that would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption; and provided, further, that any such delegation may be revoked by the Committee at any time.

              (c)    Power and Authority of the Board.    Notwithstanding anything to the contrary contained herein, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 4. Shares Available for Awards

              (a)    Shares Available.    Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 8,200,000. Shares that may be issued under the Plan may be authorized but unissued Shares or Shares re-acquired and held in treasury.

              (b)    Accounting for Awards.    For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, including in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

              (c)    Adjustments.    In the event of any change in corporate capitalization (including, but not limited to, a change in the number of Shares outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company (including any extraordinary cash or stock dividend), any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board shall make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation upon Stock Options and Stock Appreciation Rights and other Awards to be granted to any Participant, in the number, kind and Exercise Price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion (including, without limitation, the provision of an amount in cash in consideration for any such Awards); provided, however, that the number of shares subject to any Award shall always be a whole number. Without limiting the generality of the foregoing, in connection with any Disaffiliation of a subsidiary of the Company, the Committee shall have the authority to arrange for the assumption or replacement of Awards with new awards based on shares of the affected subsidiary or by an affiliate of an entity that controls the subsidiary following the Disaffiliation. For purposes hereof, "Disaffiliation" of a subsidiary shall mean the subsidiary's ceasing to be a subsidiary of the Company for any reason (including, without limitation, as a result of a public offering, spin-off, sale or other distribution or transfer by the Company of the stock of the subsidiary). Notwithstanding the foregoing, to the extent that any Award is otherwise considered to be deferred compensation under Section 409A of the Code, any adjustment to such Award will comply with Section 409A of the Code (including current and future guidance issued by the Department of Treasury and or the Internal Revenue Service).

              (d)    Award Limitations.    No more than 250,000 shares of Common Stock may be subject to Qualified Performance-Based Awards granted to any Eligible Individual in any fiscal year of the Company. No more than 500,000 shares of Common Stock may be subject to Stock Option and Stock Appreciation Rights Awards granted to any Eligible Individual in any fiscal year of the Company.

SECTION 5. Eligibility

              Any Eligible Individual shall be eligible to be designated a Participant. In determining which Eligible Individuals shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Individuals, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.

SECTION 6. Awards

              (a)    Stock Options.    The Committee is hereby authorized to grant Stock Options (which may only be Non-Qualified Stock Options) to Eligible Individuals with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

                  (i)    Exercise Price.    The purchase price per Share purchasable under a Stock Option (the "Exercise Price") shall be determined by the Committee; provided, however, that such Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Stock Option.

                  (ii)    Option Term.    The term of each Stock Option shall be fixed by the Committee at the time of grant, but in no event shall be more than 10 years from the date of grant.

                  (iii)    Time and Method of Exercise.    The Committee shall determine the time or times at which a Stock Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable Exercise Price) in which, payment of the Exercise Price with respect thereto may be made or deemed to have been made.

              (b)    Stock Appreciation Rights.    The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Individuals subject to the terms of the Plan. Each Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive, as determined by the Committee, cash or a number of Shares whose Fair Market Value is equal to the excess of (A) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in accordance with the requirements of Code Section 409A, at any time during a specified period not more than 30 days before or after the date of exercise) over (B) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee, provided that in no event shall the term of a Stock Appreciation Right be longer than ten years.

              (c)    Restricted Stock and Restricted Stock Units.    The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Individuals with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

                  (i)    Restrictions.    Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, limitations on transfer, forfeiture conditions, limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. The grant or vesting of Restricted Stock and Restricted Stock Units may be performance-based or time-based or both. Restricted Stock and Restricted Stock Units may be Qualified Performance-Based Awards, in which event the grant or vesting, as applicable, of such Restricted Stock or Restricted Stock Units shall be conditioned upon the attainment of Performance Goals.

                  (ii)    Stock Certificates; Delivery of Shares.

                      (A)         Any Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the applicable Award Agreement and possible forfeiture of such shares of Restricted Stock. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

                      (B)         In the case of Restricted Stock Units, no Shares or other property shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units (or at such later time as may be determined by the Committee), Shares or cash or other property shall be issued to the holder of the Restricted Stock Units and evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates.

                  (iii)    Forfeiture.    Except as otherwise determined by the Committee, upon a Participant's termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all applicable Shares of Restricted Stock and Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

              (d)    Performance Awards.    The Committee is hereby authorized to grant Performance Awards to Eligible Individuals subject to the terms of the Plan. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares, other securities, other Awards (including, without limitation, Restricted Stock and Restricted Stock Units) or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee may, prior to or at the time of the grant, designate Performance Awards as Qualified Performance-Based Awards, in which event it shall condition the settlement thereof upon the attainment of Performance Goals. Performance Awards denominated in cash that are payable to any individual Participant with respect to any calendar year will be limited to a maximum of $7,500,000.

              (e)    Dividend Equivalents.    The Committee is hereby authorized to grant Dividend Equivalents to Eligible Individuals under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent in value to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine, but no right to a Dividend Equivalent shall be contingent, directly or indirectly, upon the exercise of a Stock Option or Stock Appreciation Right.

              (f)    Other Stock Grants.    The Committee is hereby authorized, subject to the terms of the Plan, to grant to Eligible Individuals Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

              (g)    Other Stock-Based Awards.    The Committee is hereby authorized to grant to Eligible Individuals, subject to the terms of the Plan, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

              (h)    General.

                  (i)    Consideration for Awards.    Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee and required by applicable law.

                  (ii)    Awards May Be Granted Separately or Together.    Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                  (iii)    Forms of Payment Under Awards.    Subject to the terms of the Plan, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or settlement of an Award may be made in such form or forms as the Committee shall determine (including cash, Shares, other securities, other Awards or other property or any combination thereof); provided, however, that such payments or transfers shall not be in the form of promissory notes. Such payments or transfers may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

                  (iv)    Limits on Transfer of Awards.    No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; and provided, further, that, if so determined by the Committee, a Participant may transfer a Non-Qualified Stock Option to any Family Member (as such term is defined in the General Instructions to Form S-8 (or successor to such Instructions or such Form)) at any time that such Participant holds such Stock Option, whether directly or indirectly or by means of a trust or partnership or otherwise, provided that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer. Except as otherwise determined by the Committee, each Award or right under any such Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. Except as otherwise determined by the Committee, no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

                  (v)    Term of Awards.    Subject to Sections 6(a)(ii) and 6(b) of the Plan, the term of each Award shall be for such period as may be determined by the Committee.

                  (vi)    Restrictions.    All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions.

SECTION 7. Change in Control

              (a)    Impact of Event.    Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided by the Committee in any Award Agreement, in the event of a Change in Control, the provisions of Section 7 of the Plan as in effect prior to May 8, 2013 shall apply to Awards granted prior to that date, and the following provisions shall apply to Awards granted on or after that date:

                  (i)    Continuation, Assumption or Replacement of Awards.    In the event of a Change in Control that is a Corporate Transaction (as defined in Section 7(b)(iii) below), if the corporation resulting from the Corporate Transaction (as described in Section 7(b)(iii) below and referred to as the "Surviving Entity") agrees to continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required by Section 4(c) above), then such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 7(a)(iv) below. The Surviving Entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 7(a)(i), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Section 409A, either (A) the contractual obligations represented by the Award are expressly assumed by the Surviving Entity with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (B) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and is subject to substantially similar terms and conditions as the Award.

                  (ii)    Acceleration.    If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then (A) all outstanding Stock Option and Stock Appreciation Rights Awards shall become fully exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, (B) all other forms of Awards then outstanding shall fully vest immediately prior to the effective time of the Corporate Transaction, and (C) any Performance Goals applicable to such other forms of Awards will be deemed to have been satisfied at the target level of performance specified in connection with the applicable Award. The Committee shall provide written notice of the period of accelerated exercisability of Stock Option and Stock Appreciation Rights Awards to all affected Participants, and any exercise of such accelerated Awards shall be effective only immediately before, and shall be conditioned upon, the consummation of the Corporate Transaction. If a Change in Control described in Section 7(b)(iv) below occurs, then unless the Committee provides otherwise at the time of the Change in Control, outstanding Awards shall be dealt with as provided in clauses (A) and (B) of this paragraph, with the consummation of the dissolution or liquidation being deemed the "effective time of the Corporate Transaction" for these purposes.

                  (iii)    Payment for Awards.    If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may terminate some or all of such outstanding Awards, in whole or in part, at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 7(a)(iii). The Committee will not be required to treat all Awards similarly for purposes of this Section 7(a)(iii). The payment for any Award or portion thereof terminated shall be in an amount equal to the excess, if any, of (A) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award or portion thereof being terminated, over (B) the aggregate exercise price (if any) for the Shares subject to such Award or portion thereof being terminated. If there is no excess, such Award may be terminated without payment to the affected Participant. Payment of any amount under this Section 7(a)(iii) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company's shareholders in connection with the Corporate Transaction, and may, in the Committee's discretion, include subjecting such payments to vesting conditions comparable to those of the Award surrendered, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company's shareholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

                  (iv)    Termination After a Change in Control.    If, within 24 months after a Change in Control (A) described in Section 7(b)(i) or 7(b)(ii) below or (B) that is a Corporate Transaction and in connection with which outstanding Awards are continued, assumed or replaced as described in Section 7(a)(i), a Participant experiences an involuntary termination of employment for reasons other than Cause (as defined in Section 7(c) below), then (i) outstanding Stock Options and Stock Appreciation Rights issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, (ii) all other forms of outstanding Awards issued to the Participant will become immediately fully vested and non-forfeitable; and (iii) any Performance Goals applicable to such other forms of Awards will be deemed to have been satisfied at the target level of performance specified in connection with the applicable Award.

              (b)    Definition of Change in Control.    For purposes of the Plan, and unless otherwise provided in an applicable Award Agreement, a "Change in Control" shall mean the happening of any of the following events:

                  (i)           An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) Any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) Any acquisition by the Company, (3) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) Any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 7(b); or

                  (ii)          A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 7(b), that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

                  (iii)         Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding

    Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                  (iv)         The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

              (c)    Definition of Cause.    For purposes of this Section 7, "Cause" means what the term is defined to mean in a then-effective written agreement (including an Award Agreement) between a Participant and the Company or any Affiliate or, in the absence of any such then effective agreement or definition, means (i) a Participant's continued failure to substantially perform his or her duties with the Company or an Affiliate after written demand for substantial performance is delivered to the Participant, (ii) a Participant's conviction of a crime (including a misdemeanor) that, in the Company's determination, impairs the Participant's ability to perform his or her duties with the Company or an Affiliate, (iii) a Participant's violation of any policy of the Company or an Affiliate that the Company deems material, (iv) a Participant's violation of any securities law, rule or regulation that the Company deems material, (v) a Participant's engagement in conduct that, in the Company's determination, exposes the Company or an Affiliate to civil or regulatory liability or injury to their reputations, (vi) a Participant's engagement in conduct that would subject the Participant to statutory disqualification pursuant to Section 15(b) of the Exchange Act and the regulations promulgated thereunder, or (vii) a Participant's gross or willful misconduct, as determined by the Company.

SECTION 8. Income Tax Withholding

              No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal or foreign income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, be entitled to take such action and establish such procedures as it deems appropriate to withhold or collect all applicable payroll, withholding, income or other taxes from such Participant, including without limitation withholding applicable tax from Participant's cash compensation paid by the Company or an Affiliate. In order to assist a Participant in paying all or a portion of the federal, state, local and foreign taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares or other property otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares or other property other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes, provided that, in either case, not more than the legally required minimum withholding may be settled with Shares. Any such election must be made on or before the date that the amount of tax to be withheld is determined.

SECTION 9. Amendment and Termination

              (a)    Amendments to the Plan.    The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no amendment, alteration, suspension, discontinuation or termination shall be made that:

                  (i)           requires stockholder approval under the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company; or

                  (ii)          increases the number of Shares authorized under the Plan as specified in Section 4(a) of the Plan.

              (b)    Amendments to Awards.    Subject to Section 3(a)(v), the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof or such amendment would cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. The Committee may unilaterally amend any Award, and it will be conclusively presumed that such action will not adversely affect the rights of the holder of such Award, if such amendment is determined by the Committee to be necessary to cause the Award to comply with applicable laws, including Code Section 409A, stock exchange rules or any compensation recovery policy as provided in Section 10(p).

              (c)    Correction of Defects, Omissions and Inconsistencies.    The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 10. General Provisions

              (a)    No Rights to Awards.    No Eligible Individual or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Individuals or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

              (b)    Award Agreements.    No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

              (c)    No Rights of Stockholders.    Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant's legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued in the name of such Participant or such Participant's legal representative without restrictions thereto.

              (d)    No Limit on Other Compensation Plans or Arrangements.    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

              (e)    No Right to Employment.    The Plan shall not constitute a contract of employment, and adoption of the Plan or the grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or an Affiliate, or a non-employee Director to be retained as a Director, nor shall it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

              (f)    Governing Law.    The Plan and all Awards granted and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws thereof.

              (g)    Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

              (h)    Application to Participants Outside the United States.    In the event an Award is granted to a Participant who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individual to comply with applicable foreign law.

              (i)    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Individual or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

              (j)    Other Benefits.    No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant's compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

              (k)    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional

Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

              (l)    Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

              (m)    Section 16 Compliance; Section 162(m) Administration.    The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Individuals. The Company intends that all Stock Options and Stock Appreciation Rights granted under the Plan to individuals who are or who the Committee believes will be Covered Employees will constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

              (n)    Conditions Precedent to Issuance of Shares.    Shares shall not be issued pursuant to the exercise or payment of the Exercise Price or purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended from time to time, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable stock exchange and the Delaware General Corporation Law. As a condition to the exercise or payment of the Exercise Price or purchase price relating to such Award, the Company may require that the person exercising or paying the Exercise Price or purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

              (o)    Conformance to Section 409A of the Code.    To the extent that any Award constitutes a deferral of compensation subject to Section 409A of the Code, the following provisions shall apply notwithstanding any other provision of the Plan:

                  (i)           If such Award provides for a change in the time or form of payment of such Award upon a Change in Control of the Company, no Change in Control shall be deemed to have occurred upon an event described in Section 7(b) of the Plan unless such event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A of the Code.

                  (ii)          If any amount is payable under such Award upon a termination of employment or other service, a termination of employment or other service will be deemed to have occurred only at such time as the Participant has experienced a "separation from service" as such term is defined for purposes of Code Section 409A.

                  (iii)         If any amount shall be payable with respect to any such Award as a result of a Participant's "separation from service" at such time as the Participant is a "specified employee," then no payment shall be made, except as permitted under Code Section 409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant's separation from service (or the date of his or her earlier death). The Company may adopt a "specified employee identification policy" which specifies the identification date, the effective date of any change in the key employee group, compensation definition and other variables that are relevant in identifying specified employees, and which may include an alternative method of identifying specified employees consistent with the regulations under Code Section 409A. In the absence of any such policy or policy provision, for purposes of the above, the "identification date" is each December 31st, and an employee who satisfies the above conditions will be considered to be a "specified employee" from April 1st following the identification date to March 31st of the following year, and the compensation and other variables, and special rules for corporate events and special rules relating to nonresident aliens, that is necessary in identifying specified employees will be determined and applied in accordance with the defaults specified in the regulations under Code Section 409A. Any Specified Employee Identification Policy will apply uniformly to all nonqualified deferred compensation plans subject to Code Section 409A that are maintained by the Company or an Affiliate.

To the extent the Committee elects to exercise its discretion to permit or require a Participant to defer receipt of cash or Shares that would otherwise be due to him or her under the Plan upon the vesting or settlement of any Award, such deferral shall occur in accordance with a written plan, rules or procedures adopted for that purpose by the Committee. Any such plan, rules or procedures will be intended to comply with the requirements of Code Section 409A, including those with respect to the time when a deferral election may be made, the period of the deferral and the events that would result in the payment of the deferred amount.

              (p)    Compensation Recovery Policy.    Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Award Agreement evidencing an outstanding Award may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

SECTION 11. Effective Date of Plan

              The Plan originally became effective in December 2003, and amendments to and/or restatements of the Plan were approved by the Company's stockholders and became effective on April 28, 2004, May 2, 2006, May 7, 2008, May 7, 2009, and May 8, 2013. The Board approved the most recent amendment of the Plan on March 6, 2015, subject to approval by the Company's stockholders, and the Plan as so amended shall be effective upon the date of such stockholder approval (the "Effective Date"). If the Company's stockholders fail to approve such amendment and restatement of the Plan by June 30, 2015, the Plan will continue in effect in the form in which it existed immediately prior to that date.

SECTION 12. Term of the Plan

              The Plan will terminate on the tenth anniversary of the Effective Date or any earlier date of discontinuation or termination established pursuant to Section 9 of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

LOCATION OF PIPER JAFFRAY COMPANIES
ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 13, 2015, at 2:00 p.m.
The Huber Room in our Minneapolis Headquarters
12th Floor, U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, MN 55402

N
Target Center
1st Ave. N.
Hennepin Ave.
Washington Ave.
11th Street N.
12th St. N.
Marquette Ave.
4th Street S.
Nicollet Mall
7th Street S.
5th Ave. S.
8th Street S.
9th Street S.
11th Street S.
12th Street S.
Minneapolis Convention Center
Hubert H. Humphrey Metrodome
Chicago Avenue S.
LaSalle Ave.
8th St. South
9th St. South
Nicollet Mall

494
694
252
94
35W
169
100
394
35E
N
MPLS.
ST. PAUL
INT'L AIRPORT
5

PARKING: Recommended in the U.S. Bancorp Center Public Parking on LaSalle Avenue. The entrance is on LaSalle Avenue between 8th and 9th streets.

FROM THE NORTH:

Take I-94 South/East to 4th Street exit. Continue straight onto 4th Street North. Turn right onto 1st Avenue North. Turn left onto 8th Street North. Turn right onto LaSalle Avenue. Follow LaSalle Avenue for .5 blocks and U.S. Bancorp Center Public Parking will be on your left.

FROM THE SOUTH (AIRPORT):

Take I-494 West from the Minneapolis Airport. Take the I-35 North exit and go north on 1-35 towards DOWNTOWN EXITS. Take the 5th Avenue South exit. Turn left onto 9th Street South. Turn right onto LaSalle Avenue. Follow LaSalle Avenue for .5 blocks and U.S. Bancorp Center Public Parking will be on your right.

FROM THE EAST:

Take I-94 West towards Minneapolis. Take the 11th Street South exit.
Turn slight left to take the 11th Street South ramp. Turn slight left onto 11th Street South. Turn right onto LaSalle. Follow LaSalle Avenue for 2.5 blocks and U.S. Bancorp Center Public Parking will be on your right.

FROM THE WEST:

Take I-394 East towards Minneapolis. Take the 12th Street North exit.
Turn slight right onto 12th Street North. Turn left onto Hennepin Avenue. Turn right onto 8th Street South. Turn right onto LaSalle Avenue. Follow LaSalle Avenue for .5 blocks and U.S. Bancorp Center Public Parking will be on your left.

Beneficial owners of common stock held in street name by a broker, bank, trust or other nominee may need proof of ownership to be admitted to the meeting. A brokerage statement or letter from the broker, bank, trust or other nominee are examples of proof of ownership.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Tuesday, May 12, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Piper Jaffray Companies in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Tuesday, May 12, 2015. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 800 NICOLLET MALL SUITE 1000 MAIL STOP J09SSH MINNEAPOLIS, MN 55402 M87526-P60662 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. PIPER JAFFRAY COMPANIES For All Except For All Withhold All The Board of Directors recommends that you vote FOR the following: ! ! ! 1. Election of Directors Nominees: 01) Andrew S. Duff 02) William R. Fitzgerald 03) B. Kristine Johnson 04) Addison L. Piper 05) Lisa K. Polsky 06) Philip E. Soran 07) Scott C. Taylor 08) Michele Volpi The Board of Directors recommends you vote FOR the following proposals: Against For Abstain ! ! ! 2. Ratification of the selection of Ernst & Young LLP as the independent auditor for the fiscal year ending December 31, 2015. ! ! ! 3. An advisory vote to approve the compensation of the officers disclosed in the attached proxy statement, or "say-on-pay" vote. ! ! ! 4. Approval of an amendment to the Amended and Restated 2003 Annual and Long-Term Incentive Plan and the performance goals and related provisions under the Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code. Note: Such other business as may properly come before the meeting or any adjournment thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! ! Please indicate if you plan to attend this meeting. No Yes Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

ANNUAL MEETING OF SHAREHOLDERS Wednesday, May 13, 2015 2:00 p.m. (Central Daylight Time) Piper Jaffray Companies The Huber Room in our Minneapolis Headquarters 12th Floor, U.S. Bancorp Center 800 Nicollet Mall Minneapolis, MN 55402 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.piperjaffray.com/proxymaterials. M87527-P60662 PIPER JAFFRAY COMPANIES PROXY FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I appoint John W. Geelan and Debbra L. Schoneman, together and separately, as proxies, to vote all shares of common stock that I have power to vote at the annual meeting of shareholders to be held on May 13, 2015, in Minneapolis, Minnesota, and at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized, in their discretion, to vote upon such other business as may properly come before the meeting and they may name others to take their place. The proxies are authorized, in their discretion, to vote upon such other business as may properly come before the meeting and they may name others to take their place. This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made but the card is signed, this proxy card will be voted FOR the election of all nominees under Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, and in the discretion of the proxies with respect to such other business as may properly come before the meeting. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

[E-mail notice regarding electronic delivery of proxy materials sent by Broadridge Financial Solutions] You are receiving this e-mail because you are either an employee-shareholder of Piper Jaffray Companies, with access to company e-mail, or you are a non-employee shareholder who previously elected to receive your proxy card and other proxy materials by electronic delivery. You will not receive a proxy card or other proxy materials by mail. Instead, this e-mail contains instructions on how to access the 2014 Annual Report to Shareholders and the 2015 Proxy Statement for Piper Jaffray Companies and how to vote shares via the Internet. Please read the instructions carefully before proceeding. This is a NOTIFICATION of the: Piper Jaffray Companies 2015 Annual Meeting of Shareholders RECORD DATE: March 18, 2015 MEETING DATE: May 13, 2015 CUSIP NUMBER: _________ CONTROL NUMBER: ________ This e-mail represents all shares in the following account(s):_________ Please review the Piper Jaffray Companies 2014 Annual Report to Shareholders and 2015 Proxy Statement before voting. The Proxy Statement discusses the proposals to be voted on, information about the annual meeting and voting, and other information about the company. You can view the Piper Jaffray Companies 2014 Annual Report to Shareholders and 2015 Proxy Statement and enter your voting instructions at the following site. If your browser supports secure transactions you will be automatically directed to a secure site. https://www.proxyvote.com/__________ Note: If your e-mail software supports it, you can simply click on the above link. The relevant supporting documentations can be found at the following Internet site(s): Annual Report https://materials.proxyvote.com/document/_________ Notice of Proxy Statement https://materials.proxyvote.com/document/_________ To access ProxyVote.com, you will need your four digit PIN: - Your PIN is the last four digits of your Social Security number - If you have forgotten your PIN number, please follow the instructions on https://www.proxyvote.com/_________ Internet voting is accepted up to 11:59 p.m. (EDT) the day before the meeting. If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to http://www.InvestorDelivery.com. You will need the enrollment number below and your four-digit PIN. If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com. Your InvestorDelivery Enrollment Number is: ___________ There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the shareholder. Questions regarding this communication should be directed to your advisor or the company's Investor Relations department. For questions specific to the proxyvote.com website, please reply to this email and include the original text and subject line for identification purposes.